                                                                    EXHIBIT 10.1
                                                                        REDACTED

CONFIDENTIAL TREATMENT REQUESTED
THE ASTERISKED PORTION OF THIS DOCUMENT HAS BEEN OMITTED
AND IS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                  CONFORMED COPY

================================================================================

                                  $210,000,000

                                CREDIT AGREEMENT

                                      AMONG

                           BEVERLY ENTERPRISES, INC.,
                                   AS BORROWER

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,

                              LEHMAN BROTHERS INC.,
                              AS SOLE LEAD ARRANGER

                          LEHMAN COMMERCIAL PAPER INC.,
                             AS ADMINISTRATIVE AGENT

                                BANK OF MONTREAL
                                       AND
                      GENERAL ELECTRIC CAPITAL CORPORATION,
                    AS SYNDICATION AGENTS AND AS CO-ARRANGERS

                                       AND

                              MERRILL LYNCH CAPITAL
                                       AND
                           WELLS FARGO FOOTHILL, INC.,
                             AS DOCUMENTATION AGENTS

                          DATED AS OF OCTOBER 22, 2003

================================================================================

                                TABLE OF CONTENTS

                                                                                                                     Page
SECTION 1. DEFINITIONS...........................................................................................      1
    1.1      Defined Terms.......................................................................................      1
    1.2      Other Definitional Provisions.......................................................................     26

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.......................................................................     27
    2.1      Term Loan Commitments...............................................................................     27
    2.2      Procedure for Term Loan Borrowing...................................................................     27
    2.3      Repayment of Term Loans.............................................................................     27
    2.4      Revolving Credit Commitments........................................................................     28
    2.5      Procedure for Revolving Credit Borrowing............................................................     28
    2.6      Repayment of Loans; Evidence of Debt................................................................     29
    2.7      Commitment Fees, etc................................................................................     30
    2.8      Termination or Reduction of Revolving Credit Commitments............................................     30
    2.9      Optional Prepayments................................................................................     30
    2.10     Mandatory Prepayments...............................................................................     30
    2.11     Conversion and Continuation Options.................................................................     32
    2.12     Minimum Amounts and Maximum Number of Eurodollar Tranches...........................................     32
    2.13     Interest Rates and Payment Dates....................................................................     32
    2.14     Computation of Interest and Fees....................................................................     33
    2.15     Inability to Determine Interest Rate................................................................     33
    2.16     Pro Rata Treatment and Payments.....................................................................     34
    2.17     Requirements of Law.................................................................................     36
    2.18     Taxes...............................................................................................     37
    2.19     Indemnity...........................................................................................     39
    2.20     Illegality..........................................................................................     39
    2.21     Change of Lending Office............................................................................     40
    2.22     Optional Increase of Revolving Credit Facility......................................................     40

SECTION 3. LETTERS OF CREDIT.....................................................................................     42
    3.1      L/C Commitment......................................................................................     42
    3.2      Procedure for Issuance of Letter of Credit..........................................................     43
    3.3      Fees and Other Charges..............................................................................     43
    3.4      L/C Participations..................................................................................     43
    3.5      Reimbursement Obligation of the Borrower............................................................     44
    3.6      Obligations Absolute................................................................................     45
    3.7      Letter of Credit Payments...........................................................................     45
    3.8      Applications........................................................................................     45

SECTION 4. REPRESENTATIONS AND WARRANTIES........................................................................     46
    4.1      Financial Condition.................................................................................     46
    4.2      No Change...........................................................................................     46
    4.3      Corporate Existence; Compliance with Law............................................................     46
    4.4      Corporate Power; Authorization; Enforceable Obligations.............................................     47
    4.5      No Legal Bar........................................................................................     47

    4.6      No Material Adverse Litigation......................................................................     47
    4.7      No Default..........................................................................................     48
    4.8      Ownership of Property; Liens........................................................................     48
    4.9      Intellectual Property...............................................................................     48
    4.10     Taxes...............................................................................................     48
    4.11     Federal Regulations.................................................................................     48
    4.12     Labor Matters.......................................................................................     48
    4.13     ERISA...............................................................................................     49
    4.14     Investment Company Act; Other Regulations...........................................................     49
    4.15     Subsidiaries........................................................................................     49
    4.16     Use of Proceeds.....................................................................................     49
    4.17     Environmental Matters...............................................................................     49
    4.18     Accuracy of Information, etc........................................................................     51
    4.19     Security Documents..................................................................................     51
    4.20     Solvency............................................................................................     52
    4.21     Senior Indebtedness.................................................................................     52
    4.22     Regulation H........................................................................................     52
    4.23     Compliance With Health Care Laws....................................................................     53
    4.24     HIPAA Compliance....................................................................................     53
    4.25     Reimbursement From Third Party Payors...............................................................     54
    4.26     Fraud and Abuse.....................................................................................     54

SECTION 5. CONDITIONS PRECEDENT..................................................................................     54
    5.1      Conditions to Initial Extension of Credit...........................................................     54
    5.2      Conditions to Each Extension of Credit..............................................................     58

SECTION 6. AFFIRMATIVE COVENANTS.................................................................................     59
    6.1      Financial Statements................................................................................     59
    6.2      Certificates; Other Information.....................................................................     59
    6.3      Payment of Obligations..............................................................................     60
    6.4      Conduct of Business and Maintenance of Existence, etc...............................................     61
    6.5      Maintenance of Property; Insurance..................................................................     61
    6.6      Inspection of Property; Books and Records; Discussions..............................................     61
    6.7      Notices.............................................................................................     61
    6.8      Environmental Laws..................................................................................     62
    6.9      Additional Collateral, etc..........................................................................     63
    6.10     Further Assurances..................................................................................     65
    6.11     Redemption of 2006 Senior Notes.....................................................................     65

SECTION 7. NEGATIVE COVENANTS....................................................................................     65
    7.1      Financial Condition Covenants.......................................................................     65
    7.2      Limitation on Indebtedness..........................................................................     66
    7.3      Limitation on Liens.................................................................................     68
    7.4      Limitation on Fundamental Changes...................................................................     70
    7.5      Limitation on Disposition of Property...............................................................     70
    7.6      Limitation on Restricted Payments...................................................................     72
    7.7      Limitation on Capital Expenditures..................................................................     73
    7.8      Limitation on Investments...........................................................................     73

    7.9      Limitation on Optional Payments and Modifications of Debt Instruments, etc..........................     75
    7.10     Limitation on Transactions with Affiliates..........................................................     75
    7.11     Limitation on Sales and Leasebacks..................................................................     75
    7.12     Limitation on Changes in Fiscal Periods.............................................................     76
    7.13     Limitation on Negative Pledge Clauses...............................................................     76
    7.14     Limitation on Restrictions on Subsidiary Distributions..............................................     76
    7.15     Limitation on Lines of Business.....................................................................     76
    7.16     Limitation on Amendments to Escrow Agreement........................................................     76
    7.17     Limitation on Hedge Agreements......................................................................     76

SECTION 8. EVENTS OF DEFAULT.....................................................................................     76

SECTION 9. THE AGENTS............................................................................................     80
    9.1      Appointment.........................................................................................     80
    9.2      Delegation of Duties................................................................................     80
    9.3      Exculpatory Provisions..............................................................................     80
    9.4      Reliance by Agents..................................................................................     80
    9.5      Notice of Default...................................................................................     81
    9.6      Non-Reliance on Agents and Other Lenders............................................................     81
    9.7      Indemnification.....................................................................................     82
    9.8      Agent in Its Individual Capacity....................................................................     82
    9.9      Successor Administrative Agent......................................................................     82
    9.10     Authorization to Release Liens and Guarantees.......................................................     83
    9.11     The Arranger; Co-Arrangers; Syndication Agents; Documentation Agents................................     83

SECTION 10. MISCELLANEOUS........................................................................................     83
    10.1     Amendments and Waivers..............................................................................     83
    10.2     Notices.............................................................................................     86
    10.3     No Waiver; Cumulative Remedies......................................................................     86
    10.4     Survival of Representations and Warranties..........................................................     87
    10.5     Payment of Expenses.................................................................................     87
    10.6     Successors and Assigns; Participations and Assignments..............................................     88
    10.7     Adjustments; Set-off................................................................................     91
    10.8     Counterparts........................................................................................     92
    10.9     Severability........................................................................................     92
    10.10    Integration.........................................................................................     93
    10.11    GOVERNING LAW.......................................................................................     93
    10.12    Submission To Jurisdiction; Waivers.................................................................     93
    10.13    Acknowledgments.....................................................................................     93
    10.14    Confidentiality.....................................................................................     94
    10.15    Release of Collateral and Guarantee Obligations.....................................................     94
    10.16    Priority of Mortgages...............................................................................     96
    10.17    Delivery of Lender Addenda..........................................................................     96
    10.18    Senior Debt.........................................................................................     96
    10.19    WAIVERS OF JURY TRIAL...............................................................................     96

ANNEX:

A             Pricing Grid

SCHEDULES:

1.1           Mortgaged Property
4.1           Completed Asset Dispositions
4.4           Consents, Authorizations, Filings and Notices
4.15          Subsidiaries
4.19(a)       UCC Filing Jurisdictions
4.19(b)       Mortgage Filing Jurisdictions
5.1(p)        Local Counsel Jurisdictions
7.2(d)        Existing Indebtedness
7.5(f)        Phase I Assets
7.5(n)        Non-Operating Asset Dispositions

EXHIBITS:

A             Form of Guarantee and Collateral Agreement
B             Form of Compliance Certificate
C             Form of Closing Certificate
D-1           Form of First Lien Revolving Credit Loan Mortgage
D-2           Form of Second Lien Revolving Credit Loan Mortgage
D-3           Form of Term Loan Mortgage
E             Form of Assignment and Acceptance
F-1           Form of Legal Opinion of Weil, Gotshal & Manges LLP
F-2           Form of Legal Opinion of John Arena, Esq.
G-1           Form of Term Note
G-2           Form of Revolving Credit Note
H             Form of Borrowing Notice
I             Form of Exemption Certificate
J             Form of Lender Addendum

         CREDIT AGREEMENT, dated as of October 22, 2003, among BEVERLY ENTERPRISES, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor, sole lead arranger and sole bookrunner (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent"), BANK OF MONTREAL and GENERAL ELECTRIC CAPITAL CORPORATION, as syndication agents (collectively, in such capacity, the "Syndication Agents") and as co-arrangers (collectively, in such capacity, the "Co-Arrangers"), and MERRILL LYNCH CAPITAL and WELLS FARGO FOOTHILL, INC., as documentation agents (collectively, in such capacity, the "Documentation Agents").

                              W I T N E S S E T H:

         WHEREAS, the Borrower intends (a) to refinance and replace its existing senior credit facility under which JPMorgan Chase Bank is administrative agent,
(b) to refinance the Borrower's 9% Senior Notes due 2006 and (c) to refinance approximately $49,600,000 of other existing indebtedness (the refinancing described in the foregoing clauses (a), (b) and (c), collectively, the "Refinancing");

         WHEREAS, to provide funding for the Refinancing and related fees and expenses, and to provide financing for the working capital and general corporate purposes of the Borrower and its subsidiaries after the Refinancing, the Borrower (a) expects to issue and sell $115,000,000 aggregate principal amount of its convertible subordinated notes due 2033 and (b) has requested that the Lenders make available senior secured credit facilities in an aggregate amount of up to $210,000,000; and

         WHEREAS, the Lenders are willing to make such credit facilities available upon and subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

         "Additional Letter of Credit Facility": a letter of credit facility in the amount of up to $40,000,000, to be provided by Bank of Montreal (and/or its affiliates), which facility may be secured by a security interest in receivables, in an amount not greater than 150% of the aggregate face amount of the Additional Letter of Credit Facility, of the same type as the receivables that secure the Beverly Funding Facility on the Closing Date (it being understood and agreed that the Beverly Funding Facility will become and be incorporated into, and be replaced by, the Additional Letter of Credit Facility when it becomes available).

         "Adjustment Date": as defined in the Pricing Grid.

         "Administrative Agent": as defined in the preamble hereto.

         "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agents": the collective reference to the Documentation Agents, Syndication Agents and the Administrative Agent.

         "Aggregate Exposure": with respect to any Lender at any time, an amount equal to (a) until the Closing Date, the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Term Loans and (ii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

         "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

         "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

         "Applicable Margin": for each Type of Loan under each Facility, the rate per annum set forth opposite such Facility under the relevant column heading below:

                                    Base Rate           Eurodollar
                                      Loans                Loans
                                    ---------           ----------
Revolving Credit Facility             2.25%                3.25%
Term Loan Facility                    2.25%                3.25%

provided that on and after the first Adjustment Date occurring after the completion of the fiscal quarter of the Borrower ending March 31, 2004, the Applicable Margins will be determined pursuant to the Pricing Grid.

         "Application": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

         "Arranger": as defined in the preamble hereto.

         "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c), (d), (e), (f), (g) or (n) of Section 7.5) which yields gross proceeds to the Borrower or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $3,000,000.

         "Assignee": as defined in Section 10.6(c).

         "Assignment and Acceptance": as defined in Section 10.6(c).

         "Assignor": as defined in Section 10.6(c).

         "Available Revolving Credit Commitment": with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

         "Base Rate": for any day, a rate of interest per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the prime lending rate as set forth on the British Banking Association Telerate Page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.

         "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

         "Benefitted Lender": as defined in Section 10.7(a).

         "Beverly Funding": Beverly Funding Corporation, a Wholly Owned Subsidiary of the Borrower, the sole purpose of which is to issue debt securities and/or preferred stock, to obtain standby letters of credit, and to purchase Medicaid, Veteran's Administration or other governmental accounts receivable of the Borrower and its Subsidiaries and/or Permitted Receivables Financing Securities and make advances to, and obtain standby letters of credit for the benefit of, the Borrower and its Subsidiaries secured by security interests in such Medicaid, Veteran's Administration or other governmental accounts receivable and/or Permitted Receivables Financing Securities, which accounts receivable, Permitted Receivables Financing Securities and/or security interests therein may be pledged to secure such debt securities and/or preferred stock and/or borrowings by such Wholly Owned Subsidiary under the Beverly Funding Facility.

         "Beverly Funding Facility": the credit facility entered into by Beverly Funding for the purposes of providing liquidity with respect to securities issued by it and of financing transactions of the type intended to be financed with the proceeds of such securities, as the same may be amended, supplemented, replaced or refinanced from time to time.

         "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrower": as defined in the preamble hereto.

         "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

         "Borrowing Notice": with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit H, delivered to the Administrative Agent.

         "Business Day": (a) for all purposes other than as covered by clause
(b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

         "CapEx Carryforward Amount": as defined in Section 7.7.

         "Capital Expenditures": for any period, with respect to any Person, the total amount of additions to property and equipment (excluding software development costs) of such Person during such period of the types classified as "capital expenditures" on the consolidated statement of cash flows of such Person.

         "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

         "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Ratings Services ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 180 days with respect to securities issued or fully guaranteed or insured by the United

States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) shares of any money market mutual or similar fund which invests at least 95% of its assets exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; and (h) deposit accounts and certificates of deposit in United States branches of banks insured by the Federal Deposit Insurance Corporation which do not aggregate more than $100,000 in any one bank.

         "Change of Control": the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 35% of the outstanding common stock of the Borrower; (b) the board of directors of the Borrower shall cease to consist of a majority of Continuing Directors; or (c) a Specified Change of Control.

         "Closing Date": the date on which the conditions precedent set forth in
Section 5.1 shall have been satisfied, which date is October 22, 2003.

         "Co-Arrangers": as defined in the preamble hereto.

         "Code": the United States Internal Revenue Code of 1986, as amended from time to time.

         "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

         "Commitment": with respect to any Lender, each of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

         "Commitment Fee Rate": 1/2 of 1% per annum; provided that following the date on which letters of credit first become available to the Borrower pursuant to the Additional Letter of Credit Facility or the Receivables Financing Program, the Commitment Fee Rate shall be 0.625% per annum at any time when the Available Revolving Credit Commitments are greater than 67%.

         "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

         "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit B.

         "Confidential Information Memorandum": the Confidential Information Memorandum dated September 2003 and furnished to the initial Lenders in connection with the syndication of the Facilities.

         "Consolidated Current Assets": of any Person at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

         "Consolidated Current Liabilities": of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to the Borrower, (a) the current portion of any Funded Debt of the Borrower and its Subsidiaries and (b), without duplication, all Indebtedness consisting of Revolving Credit Loans, to the extent otherwise included therein.

         "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, including all fees, taxes and other expenses incurred in connection with this Agreement, the Refinancing and the Subordinated Notes, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining Consolidated Interest Expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income or gains, all as determined on a consolidated basis.

         "Consolidated EBITDAM": for any period, the sum of (a) Consolidated EBITDA for such period and (b) corporate and regional overhead and related administrative expenses of the Borrower and its Subsidiaries for such period.

         "Consolidated EBITDAR": for any period, the sum of Consolidated EBITDA and Consolidated Rental Expense for such period.

         "Consolidated Interest Coverage Ratio": for any period, the ratio of
(a) Consolidated EBITDA of the Borrower and its Subsidiaries for such period to
(b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period.

         "Consolidated Interest Expense": of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP, but excluding up-front fees and expenses and any amounts for amortization of costs relative to financings, including, with respect to the Borrower, breakage costs associated with the repayment of loans under the Existing Credit Agreement).

         "Consolidated Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) the sum of (i) Consolidated Total Debt on such day and (ii) an amount equal to the product of eight multiplied by the Consolidated Rental Expense for the four fiscal quarters of the Borrower most recently completed on or prior to such date to (b) Consolidated EBITDAR of the Borrower and its Subsidiaries for such period.

         "Consolidated Liquidity": at any date, the sum of (a) the amount that would, in conformity with GAAP, be set forth opposite the caption "cash and cash equivalents" on a consolidated balance sheet of the Borrower and its Subsidiaries at such date plus (b) the Available Revolving Credit Commitments on such date.

         "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that, in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

         "Consolidated Rental Expense": for any period, the rental expense (net of sublease income) of the Borrower and its Subsidiaries for such period, provided, that payments in respect of Capital Lease Obligations shall not constitute Consolidated Rental Expense.

         "Consolidated Senior Secured Debt": all Consolidated Total Debt, other than (a) Subordinated Debt and (b) unsecured Indebtedness.

         "Consolidated Senior Secured Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Senior Secured Debt on such day to (b) Consolidated EBITDA of the Borrower and its Subsidiaries for such period.

         "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, other than (a) Indebtedness of Beverly Funding in respect of any then outstanding Permitted Receivables Financing Securities permitted hereunder and (b) Guarantee Obligations in respect of Indebtedness existing on the Closing Date in amounts not in excess of approximately $31,700,000 in the aggregate and reported in the Borrower's financial statements for the fiscal year ended December 31, 2002.

         "Consolidated Working Capital": at any date, the difference of (a) Consolidated Current Assets of the Borrower on such date less (b) Consolidated Current Liabilities of the Borrower on such date.

         "Continuing Directors": the directors of the Borrower on the Closing Date and each other director of the Borrower, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by more than 50% of the then Continuing Directors.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

         "Control Investment Affiliate": as to any Person, any other Person that
(a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "CTB Subsidiary": each Subsidiary of the Borrower that is incorporated or organized outside the United States or any State or territory thereof but which is, or has elected to be, treated as a branch or partnership for United States income tax purposes; provided, however, that the term CTB Subsidiary shall not include any Subsidiary that is directly or indirectly owned by any Foreign Subsidiary of the Borrower.

         "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Derivatives Counterparty": as defined in Section 7.6.

         "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

         "Documentation Agents": as defined in the preamble hereto.

         "Dollars" and "$": lawful currency of the United States of America.

         "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States of America.

         "ECF Percentage": with respect to any fiscal year of the Borrower, 75%; provided that the ECF Percentage shall be 50% if the Consolidated Senior Secured Leverage Ratio as of the last day of such fiscal year is not greater than 2.0 to 1.0.

         "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health as it relates to environmental protection, or employee health and safety, as it relates to occupational exposure to harmful substances, as has been, is now, or may at any time hereafter be, in effect.

         "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any applicable Environmental Law.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Escrow Account": an escrow account held, pursuant to the terms of the Escrow Agreement, by the trustee for the 2006 Senior Notes, or such other fiduciary as is satisfactory to the Administrative Agent, and into which the Administrative Agent will deposit the proceeds of the Term Loans made on the Closing Date.

         "Escrow Agreement": an escrow agreement, in form and substance satisfactory to the Administrative Agent, among the trustee for the 2006 Senior Notes, or such other fiduciary as is satisfactory to the Administrative Agent, as escrow agent, and the Borrower.

         "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

         "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

         "Eurodollar Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

         "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

         "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

         "Excess Cash Flow": for any fiscal year of the Borrower, the difference, if positive, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income, (v) the net increase during such fiscal year (if any) in deferred tax accounts of the Borrower, (vi) any unused CapEx Carryforward Amount from the prior fiscal year and (vii) any amount in respect of a Permitted Acquisition referred to in clause (b)(iv) below that is not so paid in such next fiscal year minus (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures and Permitted Acquisitions (minus the principal amount of Indebtedness incurred in connection with such expenditures and minus the amount of any such expenditures financed with the proceeds of any Reinvestment Deferred Amount and minus any such expenditures made with any amount referred to in clause (iii) or (iv) below),
(iii) the CapEx Carryforward Amount for such fiscal year, (iv) the amount scheduled to be paid by the Borrower and its Subsidiaries for Permitted Acquisitions in the next fiscal year and for which the Borrower has provided to the Administrative Agent satisfactory evidence of such scheduled payment, (v) the aggregate amount of all prepayments of Revolving Credit Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments and all optional prepayments of the Term Loans during such fiscal year, (vi) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Term Loans) of the Borrower and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (vii) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year, (viii) the aggregate net amount of non-cash gain on the Disposition of Property by the Borrower and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (ix) the net decrease during such fiscal year (if any) in deferred tax accounts of the Borrower, and (x) payments for settlements or other obligations made during such fiscal year to the extent included in the Borrower's cash flow from operations.

         "Excess Cash Flow Application Date": as defined in Section 2.10(c).

         "Excluded Foreign Subsidiaries": any Foreign Subsidiary in respect of which either (a) the pledge of more than 65% of the Capital Stock of such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Borrower, result in adverse tax consequences to the Borrower.

         "Excluded Subsidiaries": on any date (a) Beverly Funding, (b) Beverly Indemnity, Ltd., (c) any Subsidiary of the Borrower the sole asset of which is a Phase I Asset and (d) any other Subsidiary of the Borrower that (i) calculated on a consolidated basis for each such Subsidiary, had assets, as of the last day of the fiscal year most recently ended prior to such date, of less than $3,500,000 and revenues, for such fiscal year, of less than $5,000,000 and (ii) taken together with all other Subsidiaries included in this clause (d) and calculated on a consolidated basis, had aggregate assets, as of the last day of the fiscal year most recently ended prior to such date, of less than $40,500,000 and aggregate revenues, for such fiscal year, of less than $50,000,000.

         "Existing Credit Agreement": the Amended and Restated Credit Agreement, dated as of April 25, 2001, as amended, among the Borrower, the Banks party thereto and JPMorgan Chase Bank (as successor by merger to Morgan Guaranty Trust Company of New York), as issuing bank and as administrative agent.

         "Facility": each of (a) the Term Loan Commitments and the Term Loans made thereunder (the "Term Loan Facility") and (b) the Revolving Credit Commitments and the extensions of credit made thereunder (the "Revolving Credit Facility").

         "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

         "Foreign Subsidiary": any Subsidiary of the Borrower that is not a Domestic Subsidiary or a CTB Subsidiary.

         "FQ1", "FQ2 ", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower. (e.g., FQ4 2003 means the fourth fiscal quarter of the Borrower's 2003 fiscal year, which ends December 31, 2003).

         "Funded Debt": with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section.

         "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

         "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Group 1 Mortgaged Properties": the real properties indicated as "Group 1 Mortgaged Properties" in Schedule 1.1.

         "Group 2 Mortgaged Properties": the real properties indicated as "Group 2 Mortgaged Properties" in Schedule 1.1.

         "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time, it being understood that any Excluded Subsidiary that is a party to the Guarantee and Collateral Agreement shall be a Guarantor but not a Grantor thereunder (as each such term is defined in the Guarantee and Collateral Agreement).

         "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Health Care Facilities": as defined in Section 4.23.

         "Health Care Laws": the collective reference to any and all federal, state or local laws, rules, regulations and administrative manuals, orders, guidelines and requirements issued under or in connection with Medicare, Medicaid or any government payment program or any law governing the licensure of or regulating health care providers, suppliers, professionals, facilities or payors or otherwise governing or regulating the provision of, or payment for, health care services.

         "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

         "HIPAA": the Health Insurance Portability and Accountability Act of 1996, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

         "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured
by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements.

         "Indemnified Liabilities": as defined in Section 10.5.

         "Indemnitee": as defined in Section 10.5.

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.

         "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

         "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan that is a Base Rate
Loan), the date of any repayment or prepayment made in respect thereof.

         "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

         (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

         (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or the Term Loan Maturity Date, as the case may be, shall end on the Revolving Credit Termination Date or the Term Loan Maturity Date, as applicable; and

         (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

         "Investments": as defined in Section 7.8.

         "Issuing Lender": Wells Fargo Foothill, Inc. (or any of its Affiliates) or any other Revolving Credit Lender from time to time designated by the Borrower as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent.

         "L/C Commitment": $55,000,000, provided that, from and after the date on which letters of credit first become available to the Borrower pursuant to the Additional Letter of Credit Facility or the Receivables Financing Program, the L/C Commitment shall be reduced to $25,000,000; provided, further, that if thereafter the Additional Letter of Credit Facility or the ability to obtain letters of credit under the Receivables Financing Program, as applicable, is permanently terminated for any reason and no Default or Event of Default has occurred and is continuing (or would result after giving effect to such termination), the L/C Commitment shall be increased to $55,000,000.

         "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

         "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

         "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender that issued such Letter of Credit.

         "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit J, to be executed and delivered by such Lender on the Closing Date as provided in Section 10.17.

         "Lenders": as defined in the preamble hereto.

         "Letters of Credit": as defined in Section 3.1(a).

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

         "Loan": any loan made by any Lender pursuant to this Agreement.

         "Loan Documents": this Agreement, the Security Documents, the Applications, the Escrow Agreement and the Notes.

         "Loan Parties": the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

         "Majority Facility Lenders": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans or the Total Revolving Extensions of Credit, as the case may be, outstanding under such Facility (or, in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments).

         "Material Adverse Effect": a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies, taken as a whole, of the Agents or the Lenders hereunder or thereunder.

         "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, molds, radon and any other substances defined as hazardous or toxic under any Environmental Law or that could reasonably expect to give rise to liability under any Environmental Law.

         "Mortgaged Properties": the real properties listed on Schedule 1.1, as to which the Administrative Agent for the benefit of the applicable Secured Parties shall be granted a Lien pursuant to one or more Mortgages.

         "Mortgages": the collective reference to the Term Loan Mortgages and the Revolving Credit Loan Mortgages.

         "Multiemployer Plan": a Plan that is a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document), settlement, severance and other employee termination costs and other customary fees and expenses actually incurred in connection therewith and net of all taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

         "New Lender": as defined in Section 2.22(e).

         "Non-Excluded Taxes": as defined in Section 2.18(a).

         "Non-U.S. Lender": each Agent or Lender (or Transferee) that is not a United States person as defined in section 7701(a)(30) of the Code.

         "Note": any promissory note evidencing any Loan.

         "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided that (a) obligations of the Borrower under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

         "Obligor": with respect to any Receivable, the party obligated to make payments with respect to such Receivable, including any guarantor thereof.

         "Optional Increase Amendment": an amendment to this Agreement, in form and substance acceptable to the Borrower, the Administrative Agent and each Lender providing additional Revolving Credit Commitments after the Closing Date, executed and delivered pursuant to Section 2.22 to establish an increase in the Revolving Credit Commitments.

         "Optional Increase Request": as defined in Section 2.22(a).

         "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "Participant": as defined in Section 10.6(b).

         "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

         "Permitted Acquisition": any acquisition, consisting of a single transaction or a series of related transactions, by the Borrower or any one or more of the Wholly Owned Subsidiary Guarantors of all of the Capital Stock of, or all or a substantial part of the assets of, or of a business unit or division of, any Person organized under the laws of the United States or any state thereof, provided that:

         (a)      no Default or Event of Default has occurred and is continuing,
     or   would occur after giving effect to such acquisition,

         (b) the Borrower is in compliance, on a pro forma basis after giving effect to the incurrence of any Indebtedness in connection with such acquisition, with the covenants contained in Section 7.1, in each case recomputed as at the last day of the most recently ended fiscal quarter of the Borrower as if such acquisition had occurred on the first day of each relevant period for testing such compliance,

         (c) after giving effect to such acquisition, any acquired or newly formed Subsidiary is not liable for any Indebtedness (except for Indebtedness permitted by Section 7.2),

         (d) the revenues attributable to the Property so acquired, for the period of four consecutive fiscal quarters most recently ended prior to the date of such acquisition, have been derived from those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto,

         (e)      the Properties so acquired become, to the extent required by
     Section 6.9, subject to the Liens of the Security Documents in favor of the Administrative Agent, for the benefit of the applicable Secured Parties,

         (f) immediately after giving effect to such acquisition, Consolidated Liquidity is at least $30,000,000,

         (g) if such acquisition is of all the Capital Stock of, or all or a substantial part of the assets of, any Person, such acquisition shall have been approved by the Board of Directors or comparable governing body of such Person, and

         (h) (i) the aggregate consideration paid (including, without limitation, cash, Capital Stock, assumed Indebtedness, seller notes, non-compete or deferred compensation, and earn-outs or similar arrangements) by the Borrower and its Subsidiaries in respect of all such acquisitions does not exceed $100,000,000 during the term of this Agreement and (ii) the aggregate amount of such consideration paid in any fiscal year of the Borrower does not exceed $40,000,000.

         "Permitted Encumbrances": the Liens permitted pursuant to Section 7.3.

         "Permitted Receivables Financing Securities": debt securities, standby letter of credit obligations or preferred stock issued by Beverly Funding pursuant to the Receivables Financing Program and borrowings by Beverly Funding under the related Beverly Funding

Facility, provided that such debt securities or preferred stock are not included, in accordance with GAAP, as liabilities on the consolidated balance sheet of the Borrower and its Subsidiaries.

         "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Phase I Assets": the Properties described on Schedule 7.5(f), as such schedule may be modified from time to time to reflect substitution of Properties of comparable value, provided that:

         (a) no Property added to Schedule 7.5(f) is subject to any Liens created by the Security Documents,

         (b) the amount of Consolidated EBITDAM attributable to the Property added to Schedule 7.5(f), for the period of four consecutive fiscal quarters most recently ended prior to the date of such substitution, is not more than 110% of the Consolidated EBITDAM for such period of the Property removed from Schedule 7.5(f),

         (c) no Property removed from Schedule 7.5(f) is subject to aggregate general and professional patient care liabilities (contingent or otherwise) in excess of the aggregate of such liabilities to which the Property added to Schedule 7.5(f) is subject,

         (d)      not more than 15% of the total number of Properties listed on
     Schedule 7.5(f) on the Closing Date may be removed from such Schedule, and

         (e) at least ten Business Days prior to any such substitution of Properties, the Borrower delivers to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent and signed by a Responsible Officer of the Borrower, as to the compliance of such substitution with the requirements of the foregoing clauses (a) through (d) and setting forth calculations satisfactory to the Administrative Agent demonstrating such compliance.

         "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Post-Closing Mortgaged Properties": the real properties indicated as "Post-Closing Mortgaged Properties" on Schedule 1.1.

         "Pricing Grid": the pricing grid attached hereto as Annex A.

         "Pro Forma Balance Sheet": as defined in Section 4.1(a).

         "Projections": as defined in Section 6.2(c).

         "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

         "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

         "Receivable": with respect to the Loan Parties, the accounts thereof existing or hereafter created, any and all rights to receive payments due on such accounts from any Obligor or other third-party payor under or in respect of such account (including, without limitation, all insurance companies, Blue Cross/Blue Shield, Medicare, Medicaid and health maintenance organizations), to the extent not evidenced by an instrument or chattel paper, and all proceeds of, or in any way derived, whether directly or indirectly, from any of the foregoing (including, without limitation, all interest, finance charges and other amounts payable by an Obligor in respect thereof).

         "Receivables Financing Program": the program pursuant to which Beverly Funding issues debt securities or preferred stock, or obtains standby letters of credit for the benefit of the Borrower and its Subsidiaries, secured by (a) Medicaid, Veteran's Administration or other governmental accounts receivable or Permitted Receivables Financing Securities purchased from the Borrower and its Subsidiaries or (b) security interests in Medicaid, Veteran's Administration or other governmental accounts receivable or Permitted Receivables Financing Securities granted by the Borrower and its Subsidiaries.

         "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Borrower or any of its Subsidiaries.

         "Refinancing": as defined in the recitals hereto.

         "Register": as defined in Section 10.6(d).

         "Regulation H": Regulation H of the Board as in effect from time to time.

         "Regulation U": Regulation U of the Board as in effect from time to time.

         "Reimbursement Obligation": the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

         "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.10(b) as a result of the delivery of a Reinvestment Notice.

         "Reinvestment Event": any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

         "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire assets useful in its business.

         "Reinvestment Prepayment Amount": with respect to any Reinvestment Event, an amount equal to the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire assets useful in the Borrower's business.

         "Reinvestment Prepayment Date": with respect to any Reinvestment Event, the earlier of (a) the date occurring 270 days after such Reinvestment Event and
(b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Borrower's business with all or any portion of the relevant Reinvestment Deferred Amount.

         "Related Fund": with respect to any Lender, any fund that (a) invests in commercial loans and (b) is managed or advised by the same investment advisor as such Lender or an Affiliate of such investment advisor, by such Lender or an Affiliate of such Lender.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC
Reg. Section 4043.

         "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and (ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

         "Required Prepayment Lenders": the Majority Facility Lenders in respect of each Facility.

         "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

         "Responsible Officer": the chief executive officer, president, chief financial officer, chief accounting officer or treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer or treasurer of the Borrower.

         "Restricted Payments": as defined in Section 7.6.

         "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Credit Commitments is $75,000,000.

         "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

         "Revolving Credit Facility": as defined in the definition of "Facility" in this Section 1.1.

         "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Extensions of Credit.

         "Revolving Credit Loan Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the applicable Secured Parties, substantially in the form of Exhibit D-1 (in the case of any first lien mortgage) or D-2 (in case of any second lien mortgage), in each case with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded, as the same may be amended, supplemented or otherwise modified from time to time.

         "Revolving Credit Loans": as defined in Section 2.4.

         "Revolving Credit Note": as defined in Section 2.6(e).

         "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the amount of the Total Revolving Extensions of Credit then outstanding).

         "Revolving Credit Termination Date": October 22, 2007.

         "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding.

         "Sale and Leaseback Transaction": as defined in Section 7.11.

         "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

         "Secured Parties": (a) for purposes of the Guarantee and Collateral Agreement, the collective reference to the Agents, the Revolving Credit Lenders (including any Issuing Lender in its capacity as Issuing Lender) and any Qualified Counterparties, (b) for purposes of any Term Loan Mortgage, the collective reference to the Agents and the Term Loan Lenders and (c) for purposes of any Revolving Credit Loan Mortgage, the collective reference to the Agents, the Revolving Credit Lenders (including any Issuing Lender in its capacity as Issuing Lender) and any Qualified Counterparties.

         "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

         "Senior Note Indenture": the Indenture, dated as of April 25, 2001, among the Borrower, certain Subsidiaries of the Borrower and The Bank of New York, as trustee, entered into in connection with the issuance of the Senior Notes, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

         "Senior Notes": the 9-5/8% Senior Notes due 2009 of the Borrower issued pursuant to the Senior Note Indenture.

         "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "Solvent": with respect to any Person, as of any date of determination,
(a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any
(x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

         "Specified Change of Control": a "Change of Control", or like event, as defined in the Senior Note Indenture or the Subordinated Note Indenture.

         "Specified Hedge Agreement": any Hedge Agreement entered into by the Borrower and any Qualified Counterparty.

         "Subordinated Debt": any unsecured Indebtedness of the Borrower or any of its Subsidiaries (a) having no scheduled principal payments (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is six months after the Term Loan Maturity Date and (b) the payment of the principal of and interest on which and other obligations of the Borrower and its Subsidiaries in respect thereof are subordinated, on terms and conditions reasonably satisfactory to the Administrative Agent in light of the terms and conditions customarily contained in indentures for publicly issued high yield subordinated debt securities, to the prior payment in full of the principal of and interest (including post-petition interest) on the Loans and all other payment obligations of the Loan Parties to the Administrative Agent, the other Agents and the Lenders hereunder and under the other Loan Documents.

         "Subordinated Note Indenture": the First Supplemental Indenture entered into by the Borrower in connection with the issuance of the Subordinated Notes, together with all instruments and other agreements entered into by the Borrower in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

         "Subordinated Notes": the 2.75% Convertible Subordinated Notes due 2033 of the Borrower issued on the Closing Date pursuant to the Subordinated Note Indenture.

         "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; provided that, with respect to the Borrower, Subsidiary shall not (except for financial reporting purposes, determination of compliance with financial covenants and the proviso to the definition of "Subsidiary Guarantor") include any corporation, partnership, limited liability company or other entity that (a) is inactive, (b) has neither assets nor liabilities, calculated on a consolidated basis for each such corporation, partnership, limited liability company or other entity, of $1,600,000 or more and (c) taken together with all other corporations, partnerships, limited liability companies and other entities so excluded from this definition of "Subsidiary", have neither aggregate assets nor aggregate liabilities, calculated on a consolidated basis, of $3,000,000 or more. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Subsidiary Guarantor": each Subsidiary of the Borrower other than (a) any Excluded Subsidiary and (b) any Excluded Foreign Subsidiary, provided, however, that notwithstanding the foregoing, each Subsidiary (other than Beverly Indemnity, Ltd.) that has any Guarantee Obligations in respect of the Senior Notes (or any refinancing, refunding, renewal or extension thereof) shall be a "Subsidiary Guarantor".

         "Supermajority Lenders": at any time, the holders of more than 85% of
(a) until the Closing Date, the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Term Loans then outstanding and
(ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

         "Syndication Agents": as defined in the preamble hereto.

         "Term Loan": as defined in Section 2.1.

         "Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Term Loan Commitments is $135,000,000.

         "Term Loan Facility": as defined in the definition of "Facility" in this Section 1.1.

         "Term Loan Lender": each Lender that has a Term Loan Commitment or is the holder of a Term Loan.

         "Term Loan Maturity Date: October 22, 2008.

         "Term Loan Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the applicable Secured Parties, substantially in the form of Exhibit D-3 (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

         "Term Loan Percentage": as to any Term Loan Lender at any time, the percentage which such Lender's Term Loan Commitment then constitutes of the aggregate Term Loan Commitments (or, at any time after the Closing Date, the percentage which the aggregate principal amount of such Lender's Term Loan then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).

         "Term Note": as defined in Section 2.6(e).

         "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

         "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

         "Transferee": as defined in Section 10.14.

         "2006 Senior Notes": the 9% Senior Notes due 2006 of the Borrower issued pursuant to the Indenture, dated as of February 1, 1996, among the Borrower, certain Subsidiaries of the Borrower and HSBC, as successor to JPMorgan Chase Bank (formerly known as Chemical Bank), as trustee.

         "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

         "U.S. Lender": each Agent or Lender (or Transferee) that is a United States person as defined in Section 7701(a)(30) of the Code.

         "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

         "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

         (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP; provided that if at any time after June 30, 2003 there shall occur any change in respect of GAAP from that used in the preparation of audited financial statements referred to in Section 6.1 in a manner that would have a material effect on any matter under Section 7, the Borrower and the Administrative Agent will, within 15 Business Days of notice from the Administrative Agent or the Borrower, as the case may be, to that effect, commence, and continue in good faith, negotiations with a view towards making appropriate amendments to the provisions hereof acceptable to the Borrower and the Required Lenders, to reflect as nearly as possible the effect of Section 7 as in effect on the date hereof; provided, further, that, until such notice shall have been withdrawn or the relevant provisions amended in accordance herewith, Section 7 shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         (e) All calculations of financial ratios set forth in Section 7.1 and the calculation of the Consolidated Senior Secured Leverage Ratio for purposes of determining the Applicable Margin and the ECF Percentage shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

         (f) Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating Consolidated EBITDA for any period, any Disposition of Phase I Assets or any acquisition permitted under this Agreement shall not result in any restatement or adjustment of Consolidated EBITDA.

         SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1 Term Loan Commitments. Subject to the terms and conditions hereof, (a) the Term Loan Lenders severally agree to make term loans (each, a "Term Loan") to the Borrower on the Closing Date in an amount for each Term Loan Lender not to exceed the amount of the Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11.

         2.2 Procedure for Term Loan Borrowing. The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date. The Term Loans made on the Closing Date shall initially be Base Rate Loans. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders, in like funds as received by the Administrative Agent. Notwithstanding the foregoing, the proceeds of the Loans (together with a portion of the proceeds of the Subordinated Notes) will be deposited in the Escrow Account on the Closing Date and, at the request of the Borrower, on the date on which payment is required to be made in respect of the Borrower's redemption of the 2006 Senior Notes, such amount will be released from the Escrow Account to fund such redemption and pay related fees and expenses, including the applicable call premium.

         2.3 Repayment of Term Loans. The Term Loan of each Term Loan Lender shall mature in 20 consecutive installments, commencing on December 31, 2003, each of which shall be in an amount equal to such Lender's Term Loan Percentage multiplied by the amount set forth below opposite such installment:

Installment                         Principal Amount
-----------                         ----------------
December 31, 2003                   $     337,500
March 31, 2004                      $     337,500
June 30, 2004                       $     337,500
September 30, 2004                  $     337,500

Installment                         Principal Amount
-----------                         ----------------
December 31, 2004                   $     337,500
March 31, 2005                      $     337,500
June 30, 2005                       $     337,500
September 30, 2005                  $     337,500
December 31, 2005                   $     337,500
March 31, 2006                      $     337,500
June 30, 2006                       $     337,500
September 30, 2006                  $     337,500
December 31, 2006                   $     337,500
March 31, 2007                      $     337,500
June 30, 2007                       $     337,500
September 30, 2007                  $     337,500
December 31, 2007                   $  32,400,000
March 31, 2008                      $  32,400,000
June 30, 2008                       $  32,400,000
Term Loan Maturity Date             $  32,400,000

         2.4 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment, provided that no Revolving Credit Loans may be made on the Closing Date. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.11, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

         (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

         2.5 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time,
(a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) on the requested Borrowing Date, in the case of Base Rate Loans). Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and
(y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 3:00 p.m., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

         2.6 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Revolving Credit Lender or Term Loan Lender, as the case may be,
(i) the then unpaid principal amount of each Revolving Credit Loan of such Revolving Credit Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) the principal amount of each Term Loan of such Term Loan Lender in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to
Section 8), provided that to the extent not otherwise paid in full, all principal outstanding in respect of the Term Loans shall be paid on the Term Loan Maturity Date. The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.13.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

         (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1 or G-2, respectively (a "Term Note" or "Revolving Credit Note", respectively), with appropriate insertions as to date and principal amount; provided that delivery of Notes shall not be a condition precedent to the occurrence of the Closing Date or the making of the Loans on the Closing Date.

         2.7 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

         (b) The Borrower agrees to pay to the Agents the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Agents.

         2.8 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

         2.9 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (except as otherwise provided herein), upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and not later than 11:00 a.m., New York City time, on the date of such prepayment in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment, whether such prepayment is of Term Loans or Revolving Credit Loans, and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided that, if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans and Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

         2.10 Mandatory Prepayments. (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Capital Stock shall be issued (other than Capital Stock purchased by officers, directors and employees of the Borrower or any of its Subsidiaries pursuant to the exercise by such Persons of stock options), or Indebtedness incurred, by the Borrower or any of its Subsidiaries (excluding any Indebtedness incurred in accordance with Section 7.2), then on the date of such issuance or incurrence, the Loans shall be prepaid by an amount equal to 50% of the Net Cash Proceeds of such Capital Stock issuance and 100% of the Net Cash Proceeds of such incurrence of Indebtedness, in each case as set forth in
Section 2.10(e). The provisions of this Section do not constitute a consent to the issuance of any equity securities by any entity whose equity securities are pledged pursuant to the Guarantee and Collateral Agreement, or a consent to the incurrence of any Indebtedness by the Borrower or any of its Subsidiaries.

         (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, on the date of receipt by the Borrower of such Net Cash Proceeds, the Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.10(e); provided that, notwithstanding the foregoing, (i) the aggregate Net Cash Proceeds of Asset Sales and Recovery Events that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $20,000,000 in any fiscal year of the Borrower (and, in the case of the fiscal year of the Borrower in which it Disposes of its corporate headquarters pursuant to a Sale and Leaseback Transaction permitted by Section 7.11, an additional amount equal to the lesser of (A) the Net Cash Proceeds of such Sale and Leaseback Transaction and (B) $30,000,000) and (ii) on each Reinvestment Prepayment Date the Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.10(e). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by
Section 7.5.

         (c) Unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of the Borrower commencing with the fiscal year ending December 31, 2004, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Loans shall be prepaid by an amount equal to the ECF Percentage of such Excess Cash Flow, as set forth in Section 2.10(e). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

         (d) Unless all of the Lenders shall otherwise agree, the Term Loans shall be prepaid by any amount (up to an amount equal to the aggregate outstanding principal amount of the Term Loans plus accrued and unpaid interest thereon) remaining in the Escrow Account on the date which is 75 days after the Closing Date if the redemption of the 2006 Senior Notes has not been consummated by such date.

         (e) Amounts to be applied in connection with prepayments made pursuant to paragraphs (a), (b) and (c) of this Section shall be applied, first, to the prepayment of the Term Loans and, second, to the prepayment of Revolving Credit Loans, provided that if the aggregate principal amount of Revolving Credit Loans then outstanding is less than the amount to be applied to prepay Revolving Credit Loans (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Revolving Credit Lenders on terms and conditions satisfactory to the Administrative Agent. No such prepayment of Revolving Credit Loans shall be required to be accompanied by a permanent reduction of the Revolving Credit Commitments.

         2.11 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         (b) Subject to Section 2.15, the Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

         2.12 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than ten Eurodollar Tranches shall be outstanding at any one time.

         2.13 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

         (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

         (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

         2.14 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).

         2.15 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

         (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

         (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

         2.16 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made pro rata according to the respective Term Loan Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each payment in respect of principal or interest in respect of the Term Loans and each payment in respect of fees payable hereunder shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

         (b) Each payment (including each prepayment) of the Term Loans shall be allocated among the Term Loan Lenders holding such Term Loans pro rata based on the principal amount of such Term Loans held by such Term Loan Lenders, and shall be applied to the installments of such Term Loans pro rata based on the remaining outstanding principal amount of such installments. Amounts repaid or prepaid on account of the Term Loans may not be reborrowed.

         (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Revolving Credit Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letters of Credit.

         (d) The application of any payment of Loans under any Facility (including optional and mandatory prepayments) shall be made, first, to Base Rate Loans under such Facility and, second, to Eurodollar Loans under such Facility. Each payment of the Loans (except in the case of Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

         (e) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, New York City time, on any Business Day shall be deemed to have been made on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

         (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Borrower.

         (g) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

         2.17 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.18 and changes in the rate of tax on the overall net income of such Lender (including any changes in the rate of any franchise taxes imposed in lieu of net income taxes));

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (iii)    shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender (other than taxes), by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

         (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.18 Taxes. (a) Except as provided below, all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and (ii) franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Agent or Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Agent's or Lender's failure to comply with the requirements of paragraph (d) or
(e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Agent or such Lender, as the case may be, at the time such Agent or such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph (a).

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         (d) (i) Each Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related

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                                                                              38

participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit I and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or the Administrative Agent (or any other form, statement or form of certification adopted by the U.S. taxing authorities for such purpose) (or, in the case of any Participant, such Participant shall promptly notify the Lender from which the related participation shall have been purchased). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

         (ii) Each U.S. Lender shall deliver to the Borrower and the Administrative Agent (or, in the case of such a Participant, to the Lender from which the related participation shall have been purchased) two copies of U.S. Internal Revenue Service Form W-9, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such U.S. Lender certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such U.S. Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered form, statement, or certificate to the Borrower or the Administrative Agent (or any other form, statement, or form of certification adopted by the U.S. taxing authorities for such purpose) (or, in the case of any such Participant, such Participant shall promptly notify the Lender from which the related participation shall have been purchased). Notwithstanding any other provision of this paragraph, a U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such U.S. Lender is not legally able to deliver.

         (e) A Lender or an Agent that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that, such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment

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                                                                              39

such completion, execution or submission would not materially prejudice the legal position of such Lender.

         (f) If any Agent or any Lender determines, in its sole good-faith discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.18, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section
2.18 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Borrower, upon the request of such Agent or such Lender, agrees to promptly repay the amount paid over to such Borrower to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

         (g)      For the avoidance of doubt, each reference in this Section
2.18 to the Lenders (or any of them) shall be deemed to include the Issuing Lender.

         2.19 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2.20 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue

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                                                                              40

Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.

         2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17, 2.18(a) or
2.20 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 2.17, 2.18(a) or 2.20.

         2.22 Optional Increase of Revolving Credit Facility. (a) In accordance with the provisions of this Section 2.22, in the event that the Additional Letter of Credit Facility is not effective by March 31, 2004, the Borrower may, at its option, at any five times after such date during the term of this Agreement, request in writing (each, an "Optional Increase Request") that the Revolving Credit Facility be increased by up to $25,000,000 in the aggregate for all Optional Increase Requests, provided that (i) no Default or Event of Default shall exist at the time of or after giving effect to such increase and the use of proceeds thereof, (ii) the Loan Parties shall be in pro forma compliance with the financial covenants contained in Section 7.1 after giving effect to such increase (as if such increase had become effective on the first day of the applicable period of four consecutive fiscal quarters) and the use of proceeds thereof, (iii) the Administrative Agent shall have received evidence satisfactory to it that the incurrence of such additional Indebtedness will not violate the terms of either the Senior Note Indenture or the Subordinated Note Indenture and (iv) each such Optional Increase Request shall be for Revolving Credit Commitments in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

         (b) Any Optional Increase Request shall be submitted by the Borrower to the Lenders through the Administrative Agent not less than 30 days prior to the proposed increase, specify the proposed effective date and amount of such increase and be accompanied by (i) a certificate of a Responsible Officer of the Borrower stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase, (ii) a written consent to the increase in the amount of the Revolving Credit Commitments executed by the Subsidiary Guarantors and (iii) such information as the Administrative Agent may reasonably request for use in syndication of the increase in the Revolving Credit Commitments. The Borrower may also specify any fees offered to those Lenders which agree to increase their Revolving Credit Commitment (which fees may be variable based upon the amount which any such Lender is willing to provide of such increase in Revolving Credit Commitments). The consent of the Lenders parties hereto at the time of such increase shall not be required for an increase in the amount of any Revolving Credit Commitment pursuant to this Section.

         (c) Each Lender may approve or reject an Optional Increase Request in its sole and absolute discretion and, absent an affirmative written response within 15 days after receipt of such request, shall be deemed to have rejected the request. The rejection of such a request by any number of Lenders shall not affect the Borrower's right to increase the Revolving Credit Commitments pursuant to this Section as a result of, and with respect to, those Lenders that approve such increase and such additional Lenders that join this Agreement in accordance with paragraph (f) of this Section. Notwithstanding any other provision hereof, no Lender which rejects an Optional Increase Request shall be
(i) subject to removal as a Lender as a result of such rejection, (ii) obligated to lend any amount in respect of such increase in Revolving Credit Commitments or (iii) as a result of such rejection, deemed to be in default in any respect hereunder.

         (d) In responding to any Optional Increase Request under this Section, each Lender that is willing to increase its Revolving Credit Commitment shall specify the amount of the proposed increase which it is willing to assume (which shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 or such lesser amount as is agreed to by the Borrower and the Administrative Agent (it being understood that such amount shall be subject to allocation in the event of over-subscription, with such allocation among such Lenders (other than any New Lenders) to be made in accordance with their respective Revolving Credit Percentages in effect immediately prior to such increase in the Revolving Credit Commitments)). The effectiveness of any increase in the Revolving Credit Commitments shall be contingent upon (i) execution and delivery by the Administrative Agent and the Borrower of an Optional Increase Amendment relating to such increase in Revolving Credit Commitments, (ii) execution and delivery by each Lender providing any additional Revolving Credit Commitments of a Lender Addendum, with such changes thereto as are necessary to reflect that such Lender Addendum relates to the Optional Increase Amendment rather than this Agreement, pursuant to which each such Lender becomes a party to the Optional Increase Amendment relating to such increase in Revolving Credit Commitments, (iii) execution and delivery by the Borrower and its Subsidiaries of such amendments to the Security Documents (including amendments to the Revolving Credit Loan Mortgages) or such other documents as the Administrative Agent reasonably deems necessary or desirable to reflect the terms of the Optional Increase Amendment, (iv) receipt by the Administrative Agent of endorsements to each mortgagee's title insurance policy or binding marked up title commitments satisfying the requirements of
Section 5.1(s), (v) execution and delivery by the Borrower and the other Loan Parties of Security Documents, in form and substance acceptable to the Administrative Agent, pursuant to which such Loan Parties grant to the Administrative Agent, for the benefit of the Secured Parties under the Guarantee and Collateral Agreement, a security interest in all Receivables of the type previously pledged to secure the Beverly Funding Facility, (vi) receipt by the Administrative Agent of evidence satisfactory to it that the Receivables Financing Program and the related Beverly Funding Facility have been terminated, all amounts thereunder have been paid in full and all Liens and security interests granted in connection therewith have been terminated and (vii) receipt by the Administrative Agent of such corporate resolutions and officer's certificates of the Loan Parties and legal opinions of counsel to the Loan Parties as the Administrative Agent shall reasonably request with respect thereto, in each case, in form and substance satisfactory to the Administrative Agent. In the case of any Lender Addendum with respect to an Optional Increase Amendment executed by any Person that was not theretofore a

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                                                                              42

Lender, upon the effectiveness of such Optional Increase Amendment such Person shall be a party hereto and a Lender hereunder.

         (e) If the aggregate principal amount committed to by the consenting Lender is less than the amount requested, the Borrower may (i) reject the proposed optional increase in Revolving Credit Commitments in its entirety,
(ii) accept the offered amounts, (iii) designate one or more additional banks, financial institutions or other entities which are reasonably acceptable to Administrative Agent as additional Lenders hereunder in accordance with clause
(f) of this Section (each, a "New Lender"), which New Lenders may commit to the amount of the increase in the Revolving Credit Commitment that has not been committed to by the consenting Lenders, or (iv) request the consenting Lenders to commit to the amount of such request not previously committed to by the consenting Lenders.

         (f) Each New Lender designated by the Borrower and reasonably acceptable to the Administrative Agent shall become an additional party hereto as a Lender concurrently with the effectiveness of an Optional Increase Amendment executed by such Lender and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Administrative Agent and the other Lenders which would be granted or made by an Assignee under Section 10.6 by means of the execution of an Assignment and Acceptance.

         (g) Subject to the foregoing, any Optional Increase Amendment requested under this Section shall be effective as of the date proposed by the Borrower and shall provide for increases in the Revolving Credit Commitments in an aggregate principal amount equal to, without duplication, (i) the amount to which consenting Lenders are willing to commit plus (ii) the amount committed to by any New Lenders. Upon the effectiveness of any such Optional Increase Amendment, the Borrower shall, at the request of any Lender, issue new or replacement Revolving Credit Notes, as applicable, to each such affected Lender and new Revolving Credit Notes to each such new Lender, and the percentage pro rata share of each Lender will be adjusted, higher or lower as needed, to give effect to the increase in the outstanding Revolving Credit Commitments.

                          SECTION 3. LETTERS OF CREDIT

         3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the "Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and
(ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

         (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

         3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender and the Administrative Agent, at their respective addresses for notices specified herein, an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after receipt by such Issuing Lender and the Administrative Agent of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and the Administrative Agent. Each Issuing Lender shall promptly give notice to the Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the amount thereof).

         3.3 Fees and Other Charges. (a) The Borrower will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Revolving Credit Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee at a rate of 0.40% per annum on the aggregate drawable amount of all outstanding Letters of Credit issued by it, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date.

         (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

         3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, upon demand at the Administrative Agent's Payment Office (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

         (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such Issuing Lender shall so notify the Administrative Agent, who shall promptly notify such L/C Participant, and such L/C Participant shall pay to the Administrative Agent, for the account of such Issuing Lender, on demand (and thereafter the Administrative Agent shall promptly pay to such Issuing Lender) an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to the Administrative Agent, for the account of such Issuing Lender, by such L/C Participant within three Business Days after the date such payment is due, the Administrative Agent, on behalf of such Issuing Lender, shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of the Administrative Agent submitted on behalf of such Issuing Lender to any L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

         (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from the Administrative Agent any L/C Participant's pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to the Administrative Agent for the account of such L/C Participant (and thereafter the Administrative Agent will promptly distribute to such L/C Participant) its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to the Administrative Agent for the account of such Issuing Lender (and thereafter the Administrative Agent shall promptly return to such Issuing Lender) the portion thereof previously distributed by such Issuing Lender.

         3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender, on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender, for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.13(b) and (ii) thereafter, Section 2.13(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans could be made, pursuant to Section 2.5, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

         3.6      Obligations Absolute. The Borrower's obligations under this
Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

         3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

         3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

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                                                                              46

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

         To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender that:

         4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 2003 (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Refinancing, (ii) the Loans to be made and the Subordinated Notes to be issued on the Closing Date and the use of proceeds thereof, (iii) the payment of fees and expenses in connection with the foregoing and (iv) the application of the net cash proceeds of Dispositions by the Borrower or any of its Subsidiaries made after June 30, 2003 and before the Closing Date. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at June 30, 2003, assuming that the events specified in the preceding sentence had actually occurred at such date.

         (b) The audited consolidated balance sheets of the Borrower as at December 31, 2000, December 31, 2001 and December 31, 2002, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at June 30, 2003, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Except as disclosed in accordance with this Agreement, the Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected in the most recent financial statements referred to in this paragraph. During the period from December 31, 2002 to and including the date hereof, except as listed on Schedule 4.1, there has been no Disposition by the Borrower or any of its Subsidiaries of any material part of its business or Property.

         4.2 No Change. Since December 31, 2002 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

         4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to

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                                                                              47

own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, other than with respect to Environmental Laws which are covered in Section 4.17, except to the extent that the failure to so qualify or comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Refinancing, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (i) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.19 and (iii) the notices and other actions required to redeem the 2006 Senior Notes. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         4.6 No Material Adverse Litigation. Other than with respect to matters arising under, or relating to, Environmental Laws which are covered in
Section 4.17, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective businesses, properties or revenues that could reasonably be expected to have a Material Adverse Effect.

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                                                                              48

         4.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, except where the failure to so own or hold a leasehold interest could not reasonably be expected to have a Material Adverse Effect, and none of such Property is subject to any Lien except as permitted by Section 7.3.

         4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. No material claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

         4.10 Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge, except for Liens permitted pursuant to
Section 7.3(a) hereof.

         4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

         4.12 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

         4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Borrower nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

         4.15 Subsidiaries. (a) The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Borrower at the date hereof. Schedule
4.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

         (b) There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than directors' qualifying shares) of any nature relating to any Capital Stock of any Subsidiary of the Borrower.

         4.16 Use of Proceeds. The proceeds of the Term Loans shall be used to fund a portion of the Refinancing and to pay related fees and expenses. The proceeds of the Revolving Credit Loans, and the Letters of Credit, shall be used to finance the working capital needs and general corporate purposes of the Borrower and its Subsidiaries and, in the case of Revolving Credit Loans, to prepay, repurchase or otherwise redeem Senior Notes to the extent permitted by the last sentence of Section 7.9.

         4.17 Environmental Matters. (a) Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

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                                                                              50

                  (i) The Borrower and its Subsidiaries: (A) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (B) hold all Environmental Permits (each of which is in full force and effect) required for any of their current operations or for any property owned, leased, or otherwise operated by any of them; (C) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (D) reasonably believe that each of their Environmental Permits will be timely renewed and complied with, without material expense.

                  (ii) To the knowledge of the Borrower or any of its Subsidiaries, (A) any additional Environmental Permits that are reasonably likely to be required of any of them will be timely obtained and complied with, without material expense, and (B) compliance with any Environmental Law that is or is reasonably likely to become applicable to any of them will be timely attained and maintained, without material expense.

                  (iii) Materials of Environmental Concern are not present at, on, under, or in any real property now or to the knowledge of the Borrower or any of its Subsidiaries formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or to the knowledge of the Borrower or any of its Subsidiaries at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (A) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or
                           (B) interfere with the Borrower's or any of its Subsidiaries' continued operations, or (C) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

                  (iv) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

                  (v) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and

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                                                                              51

                           Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (vi) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

                  (vii) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

         (b) For the purposes of Section 8, each of the foregoing representations and warranties contained in this Section 4.17 that are qualified by knowledge of the Borrower or any of its Subsidiaries shall be deemed not to be so qualified.

         4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

         4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the applicable Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Securities described in the Guarantee and Collateral Agreement, when any stock certificates and promissory notes representing such Pledged Securities are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, a security interest in which may be perfected by filing UCC-1 financing statements or filing with the United States Patent and Trademark Office or the United States Copyright Office, when financing statements in appropriate form are filed in the offices specified on Schedule 4.19(a) (which financing statements have been duly completed and delivered to the Administrative Agent) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement have been

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                                                                              52

completed (all of which filings have been duly completed and executed and delivered to the Administrative Agent), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3).

         (b) Each of the Term Loan Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the applicable Secured Parties, a legal, valid and enforceable Lien on the Group 1 Mortgaged Properties described therein and proceeds thereof; and when the Term Loan Mortgages are filed in the offices specified on Schedule 4.19(b) (in the case of the Term Loan Mortgages to be executed and delivered on the Closing Date) or in the recording office designated by the Borrower (in the case of any Term Loan Mortgage to be executed and delivered pursuant to Section 6.9), each Term Loan Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Group 1 Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Term Loan Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Term Loan Mortgage).

         (c) Each of the Revolving Credit Loan Mortgages is effective to create in favor of the Administrative Agent, for the benefit of the applicable Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof; and when the Revolving Credit Loan Mortgages are filed in the offices specified on Schedule 4.19(b) (in the case of the Revolving Credit Loan Mortgages to be executed and delivered on the Closing
Date) or in the recording office designated by the Borrower (in the case of any Revolving Credit Loan Mortgage to be executed and delivered pursuant to Section 6.9), each Revolving Credit Loan Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Revolving Credit Loan Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Revolving Credit Loan Mortgage, which permitted encumbrances shall include, in the case of any Group 1 Mortgaged Properties encumbered by a Term Loan Mortgage, the Lien created on such Mortgaged Property by the relevant Term Loan Mortgage).

         4.20 Solvency. The Borrower and its Subsidiaries, taken as a whole, are, and after giving effect to the Refinancing and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

         4.21 Senior Indebtedness. The Obligations constitute "Senior Debt" and "Designated Senior Debt" of the Borrower under and as defined in the Subordinated Note Indenture.

         4.22 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available

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                                                                              53

under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).

         4.23 Compliance With Health Care Laws. Without limiting the generality of Section 4.3(d) or any other representation or warranty made herein, to the Borrower's knowledge, the health care facilities, providers, suppliers and other businesses owned or operated by the Borrower and its Subsidiaries (collectively, the "Health Care Facilities"), and each of their respective licensed employees and independent contractors in the exercise of their respective duties on behalf of such Health Care Facilities, are in compliance with all applicable Health Care Laws (including without limitation
Section 1128B(b) of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7(b) (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the "Federal Anti-Kickback Statute," and the Social Security Act, as amended, Section 1877, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as "Stark Statute") except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Borrower and each of its Subsidiaries have maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations (if applicable), any Governmental Authority and the federal Medicare and state Medicaid programs as required by the Health Care Laws and, to the knowledge of the Borrower, there are no presently existing circumstances or violations of Health Care Laws which are, in the aggregate, reasonably likely to result in a Material Adverse Effect. The Borrower and its Subsidiaries and the owners of the Health Care Facilities operated or managed by the Borrower or its Subsidiaries have such permits, licenses, franchises, certificates, provider agreements and other approvals or authorizations (collectively "Governmental Approvals") of Governmental Authorities as are necessary under applicable law to own their respective properties and to conduct their respective business (including without limitation Government Approvals as are necessary to bill the Medicare, Medicaid and other governmental programs, and under such HMO or similar licensure laws and such insurance laws and regulations, as are applicable thereto) except to the extent that the failure to obtain or possess such Governmental Approvals or authorizations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no proceedings pending or, to the Borrower's knowledge, threatened by any Governmental Authority seeking to modify, revoke or suspend such Governmental Approvals. None of the Borrower or any Subsidiary has taken any action with respect to a Facility that would materially adversely affect such Government Approvals.

         4.24 HIPAA Compliance. To the extent that and for so long as any Health Care Facility of the Borrower or any of its Subsidiaries is a "covered entity" within the meaning of HIPAA, the Borrower and its Subsidiaries (a) have undertaken or will promptly undertake all necessary surveys, audits, inventories, reviews, analyses and/or assessments (including any necessary risk assessments) of all areas of their business and operations required by HIPAA and/or that could be adversely affected by the failure of the Borrower and its Subsidiaries to be HIPAA Compliant (as defined below); (b) have developed or will promptly develop a detailed plan and time line for becoming HIPAA Compliant (a "HIPAA Compliance Plan"); and (c) have implemented or will implement those provisions of such HIPAA Compliance Plan in all material respects necessary to ensure that the Borrower and its Subsidiaries are or become HIPAA Compliant. For purposes hereof, "HIPAA Compliant" shall mean that the Borrower and its

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                                                                              54

Subsidiaries (i) are or will be in compliance with each of the applicable requirements of the so-called "Administrative Simplification" provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulation thereunder, becomes effective in accordance with its or their terms, as the case may be (each such date, a "HIPAA Compliance Date") and (ii) are not and could not reasonably be expected to become, as of any date following any such HIPAA Compliance Date, the subject of any civil or criminal penalty, process, claim, action or proceeding, or any administrative or other regulatory review, survey, process or proceeding (other than routine surveys or reviews conducted by any Governmental Authority or accreditation entity) that could reasonably be expected to have a Material Adverse Effect.

         4.25 Reimbursement From Third Party Payors. Each of the Borrower and its Subsidiaries is in compliance with the written material reimbursement policies, rules and regulations of third party payors such as Medicare, Medicaid, or other governmental programs, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors, including, without limitation, adjustments under any capitation arrangement, fee schedule, discount formula, prospective payment system or cost-based reimbursement system the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

         4.26 Fraud and Abuse. Neither the Borrower nor any Subsidiary, nor any officer or director, acting on behalf of the Borrower or any Subsidiary, has engaged on behalf of the Borrower or any Subsidiary in any of the following, except as could not be reasonably be expected to have a Material Adverse Effect:
(a) knowing and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare, Medicaid other federal or state health care program; (b) knowing and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under Medicare, Medicaid other federal or state health care program;
(c) any knowing and willful failure by the Borrower or any Subsidiary to disclose to the appropriate Governmental Authority or government contractor any material overpayment or other improper payment received from the Medicare, Medicaid other federal or state health care program; or (d) any knowing and willful violation of the federal or state anti-kickback or fraud and abuse laws or the regulations promulgated thereunder.

                        SECTION 5. CONDITIONS PRECEDENT

         5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

         (a)      Loan Documents. The Administrative Agent shall have received
(i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor, (iii) a Term Loan Mortgage and a Revolving Credit Loan Mortgage covering each of the Group 1 Mortgaged Properties and a Revolving Credit Loan Mortgage covering each of the Group 2 Mortgaged Properties (in each case, other than the Post-

Closing Mortgaged Properties), executed and delivered by a duly authorized officer of each party thereto, (iv) a Lender Addendum, executed and delivered by each Lender and accepted by the Borrower, and (v) the Escrow Agreement, executed and delivered by a duly authorized officer of the Borrower and the escrow agent named therein.

         (b) Subordinated Notes. The Borrower shall have received at least $115,000,000 in gross cash proceeds from the issuance and sale of the Subordinated Notes, on terms and conditions satisfactory to the Lenders.

         (c) Refinancing. The Refinancing (other than the repayment of the 2006 Senior Notes and the repayment of certain other indebtedness in respect of which prior notice is required for prepayment) shall occur on the Closing Date, and the Administrative Agent shall have received satisfactory evidence of the consummation thereof, including evidence satisfactory to the Administrative Agent that the Existing Credit Agreement and related loan documentation shall be simultaneously terminated, all amounts thereunder shall be simultaneously paid in full or otherwise satisfied and arrangements satisfactory to the Administrative Agent shall have been made for the termination of Liens and security interests granted in connection therewith.

         (d) Redemption of 2006 Senior Notes. The Administrative Agent shall have received satisfactory evidence that the Borrower has commenced on the Closing Date the required actions to redeem the 2006 Senior Notes, including the giving notice of redemption thereof. The Administrative Agent shall have received satisfactory evidence that, after giving effect to the deposit into the Escrow Account on the Closing Date of the proceeds of the Term Loans together with a portion of the proceeds of the Subordinated Notes, the Escrow Account contains an amount sufficient to fund the redemption of the 2006 Senior Notes and related fees and expenses, including the call premium relating to such redemption.

         (e) Pro Forma Balance Sheet; Financial Statements. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of the Borrower for the 2000, 2001 and 2002 fiscal years and (iii) unaudited interim consolidated financial statements of the Borrower for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

         (f) Approvals. All governmental and third party approvals (including landlords' and other consents, if any) necessary in connection with the Refinancing, the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose material adverse conditions on the Refinancing or the financing contemplated hereby.

         (g) Related Agreements. The Administrative Agent shall have received true and correct copies, certified as to authenticity by the Borrower, of (i) the Subordinated Note

Indenture, (ii) the Senior Note Indenture, (iii) the master documentation entered into in connection with the Beverly Funding Facility and (iv) such other documents or instruments as (subject to compliance with any applicable confidentiality requirements) may be reasonably requested by the Administrative Agent.

         (h) Fees. The Lenders, the Arranger and the Agents shall have received all fees required to be paid, and all reasonable out-of-pocket expenses required to be reimbursed for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Closing Date. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

         (i) Business Plan. The Lenders shall have received a business plan for fiscal years 2003 through 2008.

         (j) Pro Forma EBITDA and Ratios. The Lenders shall have received satisfactory evidence that (i) the Borrower's consolidated pro forma EBITDA, calculated in a manner satisfactory to the Administrative Agent for the period of four consecutive fiscal quarters most recently ended prior to the Closing Date for which financial statements are available (the "Pro Forma EBITDA"), shall have been not less than $150,000,000, (ii) the ratio of Consolidated Total Debt on the Closing Date (after giving pro forma effect to the incurrence of indebtedness on the Closing Date and the application of the proceeds thereof, including the anticipated application of such proceeds to prepay the 2006 Senior Notes) will be not greater than 4.1 times the Pro Forma EBITDA and (iii) the ratio of Consolidated Senior Secured Debt on the Closing Date (determined on a pro forma basis as described in clause (ii) above) will be not greater than 2.1 times the Pro Forma EBITDA.

         (k) Solvency Certificate. The Lenders shall have received a solvency certificate from a Responsible Officer of the Borrower, certifying the solvency of the Borrower and its Subsidiaries considered as a whole after giving effect to the Refinancing and the other transactions contemplated hereby.

         (l) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties (other than any Excluded Subsidiaries), and such search shall reveal no liens on any of the assets of any Loan Party, except for Liens permitted by Section 7.3 and Liens to be terminated on or prior to the Closing Date.

         (m) Environmental Matters. The Administrative Agent shall have received all environmental information reasonably required by the Administrative Agent regarding environmental matters relating to the Borrower and its Subsidiaries, and such information shall be reasonably acceptable to the Administrative Agent, and shall be satisfactory in form, scope, and substance to the Administrative Agent in its reasonable discretion.

         (n) Expenses. The Administrative Agent shall have received satisfactory evidence that the fees and expenses to be incurred in connection with the Refinancing and the financing thereof (including the call premium payable in connection with the redemption of the 2006 Senior Notes) shall not exceed $14,000,000.

         (o) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party (other than any Excluded Subsidiary), dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

         (p) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                  (i) the legal opinion of Weil, Gotshal & Manges LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit F-1;

                  (ii) the legal opinion of John Arena, Esq., General Counsel - Corporate of the Borrower and its Subsidiaries, substantially in the form of Exhibit F-2; and

                  (iii) the legal opinion of local counsel in each of the states listed on Schedule 5.1(p) and of such other special and local counsel as may be required by the Administrative Agent.

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

         (q) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

         (r) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the applicable Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

         (s) Title Insurance; Flood Insurance. (i) The Administrative Agent shall have received in respect of each Mortgaged Property (other than the Post-Closing Mortgaged Properties) a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (A) be in an amount satisfactory to the Administrative Agent; (B) be issued at ordinary rates; (C) insure that the Mortgage insured thereby creates, in the case of each Term Loan Mortgage, a valid first Lien on the applicable Group 1 Mortgaged Property free and clear of all defects and encumbrances, except for Permitted Encumbrances, and, in the case of each Revolving Credit Loan Mortgage, a valid second Lien on the applicable Group 1 Mortgaged Property, second in priority only to the Lien of the Term Loan Mortgage or a valid first Lien on the applicable Group 2 Mortgaged Property, in each case, free and clear of all defects and encumbrances, except for Permitted Encumbrances; (D) name the Administrative Agent for the benefit of the applicable Secured Parties as the insured thereunder; (E) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (F) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (G) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

         (ii) If requested by the Administrative Agent, the Administrative Agent shall have received (A) a policy of flood insurance that (1) covers any parcel of improved real property that is encumbered by any Mortgage, (2) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and (3) has a term ending not later than the maturity of the indebtedness secured by such Mortgage or that may be extended to such maturity date and (B) confirmation that the Borrower has received the notice required pursuant to
Section 208(e)(3) of Regulation H of the Board.

         (iii) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (i) above and a copy of all other documents relating thereto and requested by the Administrative Agent.

         (t) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.2 of the Guarantee and Collateral Agreement.

         5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit and any issuance of a Letter of Credit) is subject to the satisfaction of the following conditions precedent:

         (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, unless such representation and warranty relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or immediately after giving effect to the extensions of credit requested to be made on such date.

         Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall and shall cause each of its Subsidiaries to:

         6.1      Financial Statements. Furnish to each Agent and each Lender:

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

         (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end adjustments); and

         (c) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year;

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         6.2 Certificates; Other Information. Furnish to each Agent and each Lender, or, in the case of clause (f), to the relevant Lender:

         (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

         (b) concurrently with the delivery of any financial statements pursuant to Section 6.1(a) or (b), (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a Compliance Certificate containing all calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be;

         (c) as soon as available, and in any event no later than 75 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow, projected changes in financial position and projected income), and, as soon as available, significant revisions, if any, of such budget with respect to such fiscal year (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions;

         (d) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Subordinated Note Indenture or the Senior Note Indenture;

         (e) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, to the extent not publicly available, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; and

         (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

         6.4 Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges, Government Approvals and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by Sections 7.4 and 7.5 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.5 Maintenance of Property; Insurance. (a) Keep all Property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and except as otherwise permitted by Sections
7.4 and 7.5 and except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; provided that the Borrower and its Subsidiaries may self-insure to the extent they reasonably deem prudent.

         6.6 Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

         6.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

         (a)      the occurrence of any Default or Event of Default;

         (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case could reasonably be expected to have a Material Adverse Effect;

         (c) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan;

         (d) (i) the destruction or damage of any Mortgaged Property or any material portion thereof the reasonably estimated cost of repair or replacement of which is in excess of $1,000,000 or (ii) the institution of any proceedings for the condemnation of any Mortgaged Property or any material portion thereof; and

         (e) any development or event with respect to the Borrower or any of its Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

         6.8 Environmental Laws. (a) Comply with, and use commercially reasonable efforts to ensure compliance by all tenants and subtenants, if any, with all applicable Environmental Laws (including but not limited to all investigations, studies, sampling and testing, and all remedial, removal and other actions required thereunder), and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all Environmental Permits. For purposes of this Section 6.8(a), noncompliance by the Borrower with any applicable Environmental Law or Environmental Permit shall be deemed not to constitute a breach of this covenant, provided that, upon learning of any actual or suspected noncompliance, the Borrower shall promptly undertake all reasonable efforts to achieve compliance, and provided further that, in any case, such non-compliance, and any other noncompliance with Environmental Law, individually or in the aggregate, could not reasonably be expected to give rise to a Material Adverse Effect or materially and adversely affect the value of any Mortgaged Property.

         (b) Promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws other than such orders and directives as to which an appeal or other appropriate measure has been timely and properly taken in good faith, and provided that the pendency of any and all such appeals or other appropriate measures could not reasonably be expected to give rise to a Material Adverse Effect and does not materially and adversely affect the value of any Mortgaged Property.

         (c) Generate, use, treat, store, release, dispose of, and otherwise manage Materials of Environmental Concern in a manner that would not reasonably be expected to result in a material liability to the Borrower or any of its Subsidiaries or to materially affect any real property owned or leased by any of them; and take reasonable efforts to prevent any other Person from generating, using, treating, storing, releasing, disposing of, or otherwise managing Materials of Environmental Concern in a manner that could reasonably be expected to result in a material liability to, or materially affect any real property owned or operated by, the Borrower or any of its Subsidiaries. Noncompliance by the Borrower with this Section 6.8(c) shall be deemed not to constitute a breach of this covenant provided that, upon learning of any actual or suspected noncompliance, the Borrower shall promptly undertake all reasonable efforts to achieve compliance, and provided further that, in any case, such non-compliance, and any other noncompliance with Environmental Law, individually or in the aggregate, could not reasonably be expected to give rise to a Material Adverse Effect or materially and adversely affect the value of any Mortgaged Property.

         6.9 Additional Collateral, etc. (a) With respect to any Property acquired after the Closing Date by the Borrower or any of its Subsidiaries in an asset swap in which the Property Disposed of is Collateral, promptly (i) if such acquired Property is personal property, (A) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the applicable Secured Parties, a security interest in such Property and (B) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the applicable Secured Parties, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent and (ii) if such acquired Property is real property, (A) execute and deliver (x) if the Property so Disposed of was a Group 1 Mortgaged Property, a first priority Term Loan Mortgage in favor of the Administrative Agent for the benefit of the applicable Secured Parties, and a second priority Revolving Credit Loan Mortgage (second in priority only to the Lien of the Term Loan Mortgage) in favor of the Administrative Agent for the benefit of the applicable Secured Parties, and (y) if the Property so Disposed of was a Group 2 Mortgaged Property or was not a Mortgaged Property but was Collateral, a first priority Revolving Credit Loan Mortgage in favor of the Administrative Agent for the benefit of the applicable Secured Parties, in each case covering such real property, (B) if requested by the Administrative Agent, provide the Lenders with
(x) title insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, and (C) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (b) With respect to any Property that is substituted by the Borrower in connection with the Disposition of a Mortgaged Property pursuant to
Section 7.5(k), promptly (i) execute and deliver (A) if the Property so Disposed of was a Group 1 Mortgaged Property, a first priority Term Loan Mortgage in favor of the Administrative Agent for the benefit of the applicable Secured Parties, and a second priority Revolving Credit Loan Mortgage (second in priority only to the Lien of the Term Loan Mortgage) in favor of the Administrative Agent for the benefit of the applicable Secured Parties, and (B) if the Property so Disposed of was a Group 2 Mortgaged Property, a first priority Revolving Credit Loan Mortgage in favor of the Administrative Agent for the benefit of the applicable Secured Parties, in each case covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (A) title insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) and (B) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (c) With respect to any Post-Closing Mortgaged Property, within 90 days after the Closing Date, (i) execute and deliver (A) if such Property is a Group 1 Mortgaged Property, a first priority Term Loan Mortgage in favor of the Administrative Agent for the benefit of the applicable Secured Parties, and a second priority Revolving Credit Loan Mortgage (second in priority only to the Lien of the Term Loan Mortgage) in favor of the Administrative Agent for the benefit of the applicable Secured Parties, and (B) if such Property is a Group 2 Mortgaged Property, a first priority Revolving Credit Loan Mortgage in favor of the Administrative Agent for the benefit of the applicable Secured Parties, in each case covering such real property, (ii) provide the Lenders with (A) title insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) and (B) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, and (iii) deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

         (d) With respect to any new Subsidiary (other than an Excluded Subsidiary or an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Subsidiary or an Excluded Foreign Subsidiary), by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the applicable Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be and (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the applicable Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

         (e) With respect to any new Excluded Foreign Subsidiary (other than an Excluded Subsidiary) created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any Excluded Subsidiary or any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the applicable Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (other than any Excluded Subsidiary or any Excluded Foreign Subsidiaries), provided that, notwithstanding any other provision of any Loan Document, in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged and
(ii)
deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon.

         6.10 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

         6.11 Redemption of 2006 Senior Notes. Proceed with all required actions to redeem the 2006 Senior Notes and, no later than the date that is 75 days after the Closing Date, consummate the redemption of all outstanding 2006 Senior Notes.

                         SECTION 7. NEGATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

         7.1      Financial Condition Covenants.

         (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                                Consolidated
   Fiscal Quarter                                              Leverage Ratio
   --------------                                              --------------
FQ4 2003 - FQ3 2004                                             5.90 to 1.00
FQ4 2004 - FQ3 2005                                             5.75 to 1.00
FQ4 2005 - FQ2 2006                                             5.50 to 1.00
FQ3 2006                                                        5.25 to 1.00
FQ4 2006 - FQ3 2007                                             5.00 to 1.00

FQ4 2007 and thereafter                                         4.75 to 1.00

         (b) Consolidated Senior Secured Leverage Ratio. Permit the Consolidated Senior Secured Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                                Consolidated
   Fiscal Quarter                                      Senior Secured Leverage Ratio
   --------------                                      -----------------------------
FQ4 2003 - FQ3 2004                                             2.50 to 1.00
FQ4 2004 - FQ3 2005                                             2.25 to 1.00
FQ4 2005 - FQ3 2006                                             2.00 to 1.00
FQ4 2006 and thereafter                                         1.75 to 1.00

         (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                                Consolidated
Fiscal Quarter                                            Interest Coverage Ratio
--------------                                            -----------------------
FQ4 2003 - FQ3 2004                                             2.50 to 1.00
FQ4 2004 - FQ3 2005                                             2.75 to 1.00
FQ4 2005 - FQ3 2006                                             3.00 to 1.00
FQ4 2006 - FQ3 2007                                             3.25 to 1.00
FQ4 2007 and thereafter                                         3.50 to 1.00

provided that Consolidated Interest Expense of the Borrower and its Subsidiaries shall be deemed to equal (i) in the case of the fiscal quarter ending December 31, 2003, Consolidated Interest Expense for such fiscal quarter multiplied by 4,
(ii) in the case of the fiscal quarter ending March 31, 2004, Consolidated Interest Expense for such fiscal quarter and for the immediately preceding fiscal quarter multiplied by 2 and (iii) in the case of the fiscal quarter ending June 30, 2004, Consolidated Interest Expense for such fiscal quarter and for the immediately two preceding fiscal quarters multiplied by 4/3; provided, further, that Consolidated Interest Expense of the Borrower and its Subsidiaries for the fiscal quarter ending December 31, 2003 shall be calculated on a pro forma basis as if the Refinancing had occurred on the first day of such fiscal quarter.

         7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a)      Indebtedness of any Loan Party pursuant to any Loan Document;

         (b) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

         (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount at any one time outstanding not to exceed (i) during the period from the Closing Date through December 31, 2004, $50,000,000 and (ii) thereafter, $70,000,000;

         (d)      Indebtedness outstanding on the date hereof and listed on
Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof (other than any increase not exceeding the amount of any fees, premium, if any, and financing costs relating to such refinancing) or any shortening of the maturity of any principal amount thereof);

         (e) Guarantee Obligations made in the ordinary course of business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Subsidiary Guarantor;

         (f) (i) Indebtedness of the Borrower in respect of the Subordinated Notes in an aggregate principal amount not to exceed $115,000,000 and (ii) any refinancings, refundings, renewals or extensions by the Borrower of any Indebtedness described in the foregoing clause (i), provided that (A) the principal amount thereof is not increased (other than any increase not exceeding the amount of any fees, premium, if any, and financing costs relating to such refinancing), (B) such Indebtedness has no scheduled principal payments (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is six months after the Term Loan Maturity Date, (C) the obligations of the Borrower in respect of such Indebtedness are subordinated to the Obligations to the same extent as the obligations of the Borrower in respect of the Subordinated Notes and (D) such Indebtedness otherwise contains terms which are, when taken as a whole, at least as favorable to the Borrower and its Subsidiaries as the terms of the Indebtedness described in the foregoing clause (i));

         (g) (i) Indebtedness of the Borrower in respect of the Senior Notes in an aggregate principal amount not to exceed $200,000,000 and Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness and (ii) any refinancings, refundings, renewals or extensions by the Borrower of any Indebtedness described in the foregoing clause (i), provided that (A) the principal amount thereof is not increased (other than any increase not exceeding the amount of any fees, premium, if any, and financing costs relating to such refinancing), (B) such Indebtedness has no scheduled principal payments (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is six months after the Term Loan Maturity Date and (C) such Indebtedness otherwise contains terms which are, when taken as a whole, at least as favorable to the Borrower and its Subsidiaries as the terms of the Indebtedness described in the foregoing clause (i));

         (h) at any time prior to the effectiveness of any Optional Increase Amendment, (i) Indebtedness of Beverly Funding in respect of the Permitted Receivables Financing Securities, provided that the aggregate principal and redemption amount of all Permitted Receivables Financing Securities outstanding at any time shall not exceed $70,000,000 or (ii) Indebtedness of the Borrower and/or Beverly Funding in respect of the Additional Letter of Credit Facility, provided that the aggregate face amount of the Additional Letter of Credit Facility shall not exceed $40,000,000;

         (i) Indebtedness of the Borrower in respect of the Sale and Leaseback Transaction permitted by Section 7.11;

         (j) Indebtedness of any Person that becomes a Subsidiary of the Borrower after the Closing Date, and any extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that such Indebtedness (other than any such extension, renewal or replacement) exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary; and

         (k) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount (for the Borrower and all Subsidiaries) not to exceed $25,000,000 at any one time outstanding.

         7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

         (a) Liens for taxes not yet due, or which are due and payable but are not yet delinquent, or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

         (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

         (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (e) zoning restrictions, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and, with respect to any Mortgaged Property, other matters of record set forth in the applicable title insurance policy (which policy shall be in form and substance reasonably satisfactory to the Administrative Agent) for such Mortgaged Property that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

         (f) Liens in existence on the date hereof, securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

         (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with or within 18 months of the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness,
(iii) the amount of Indebtedness secured thereby is not increased and (iv) the amount of Indebtedness initially secured thereby is not more than 100% of the purchase price of such fixed or capital asset;

         (h)      Liens created pursuant to the Security Documents;

         (i) (A) Liens on Medicaid, Veteran's Administration or other governmental accounts receivable of the Borrower or any of its Subsidiaries, or on Permitted Receivables Financing Securities, granted to secure Permitted Receivables Financing Securities issued in connection with the Beverly Funding Facility, provided that the net amount of all uncollected accounts receivable owing to the Borrower or any of its Subsidiaries over which such a Lien is granted, together, without duplication, with the net amount of all uncollected accounts receivable owing to the Borrower or any of its Subsidiaries that are assigned to secure such Permitted Receivables Financing Securities, shall not exceed, at any time, the lesser of (x) 200% of the aggregate principal or redemption amount of all Permitted Receivables Financing Securities then outstanding and (y) $140,000,000 or (B) Liens on Medicaid, Veteran's Administration or other governmental accounts receivable of the Borrower or any of its Subsidiaries granted to secure the Additional Letter of Credit Facility, provided that the net amount of all uncollected accounts receivable owing to the Borrower or any of its Subsidiaries over which such a Lien is granted shall not exceed, at any time, the lesser of (x) 150% of the aggregate face amount of the Additional Letter of Credit Facility and (y) $60,000,000;

         (j) Liens on the assets leased by the Borrower pursuant to the Sale and Leaseback Transaction permitted by Section 7.11;

         (k) any interest or title of a lessor under any lease entered into by the Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased;

         (l) Liens on Property ("Substitute Collateral") substituted for Property (the "Original Collateral") subject to a Lien permitted by clause (f) of this Section 7.3, provided that (i) such Lien on Substitute Collateral secures the same obligations as the Lien on the Original Collateral for which it is substituted, (ii) the Substitute Collateral is not Collateral subject to the Lien in favor of the Administrative Agent under any Security Document and (iii) at least ten Business Days prior to any such substitution of Properties, the Borrower delivers to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent and signed by a Responsible Officer of the Borrower, as to the compliance of such substitution with the requirements of the foregoing clauses and setting forth calculations satisfactory to the Administrative Agent demonstrating such compliance;

         (m) any Lien existing on any property of any Person that becomes a Subsidiary of the Borrower after the Closing Date prior to the time such Person becomes a Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) such Lien shall not apply to any other property of the Borrower or any Subsidiary of the Borrower (other than improvements, accessions, proceeds, dividends or distributions in respect thereof and assets fixed or appurtenant thereto) and (iii) such Lien shall secure only those obligations which it secures on the date such Person becomes a Subsidiary and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

         (n)      Liens not otherwise permitted by this Section 7.3 so long as
(i) neither (A) the aggregate outstanding principal amount of the obligations secured thereby nor (B) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $20,000,000 at any one time and (ii) such Liens do not attach to any Collateral (as defined in the Guarantee and Collateral Agreement) or Property mortgaged pursuant to Section
5.1 or 6.9.

         7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

         (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any other Subsidiary (provided that if such merger or consolidation involves a Subsidiary Guarantor (i) such Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrower shall comply with Section
6.9 to the extent required thereby);

         (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor; and

         (c)      Dispositions permitted under Section 7.5.

         7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

         (a) the Disposition of obsolete, worn out or surplus property (other than any real property mortgaged pursuant to Section 5.1 or 6.9) in the ordinary course of business;

         (b)      the sale of inventory in the ordinary course of business;

         (c)      Dispositions permitted by Section 7.4(b)

         (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor;

         (e) the Disposition in the ordinary course of business of Cash Equivalents and other investment securities;

         (f) the Disposition, within two years after the Closing Date, of the Phase I Assets;

         (g) the Borrower and its Subsidiaries may (i) assign or grant security interests in their Medicaid, Veteran's Administration or other governmental accounts receivable to Beverly Funding to secure Permitted Receivables Financing Securities, provided that the net amount at any time of all uncollected accounts receivable owing to the Borrower or any of its Subsidiaries that are so assigned or in which a security interest is so granted shall not exceed the lesser of (A) 200% of the aggregate principal or redemption amount of all Permitted Receivables Financing Securities then outstanding and
(B) $140,000,000 or (ii) grant security interests in their Medicaid, Veteran's Administration or other governmental accounts receivable to Bank of Montreal (or any affiliate thereof) to secure the Additional Letter of Credit Facility, provided that the net amount at any time of all uncollected accounts receivable owing to the Borrower or any of its Subsidiaries in which a security interest is so granted shall not exceed the lesser of (A) 150% of the aggregate face amount of the Additional Letter of Credit Facility and (B) $60,000,000;

         (h) the Disposition by the Borrower of its corporate headquarters pursuant to a Sale and Leaseback Transaction permitted by Section 7.11, provided that the requirements of Section 2.10(b) are complied with in connection therewith;

         (i) the Disposition of Properties designated as "Assets Held for Sale" in the Borrower's financial statements for June 30, 2003, provided that the requirements of Section 2.10(b) are complied with in connection therewith;

         (j)      the Disposition of Property in an asset swap; provided that:

         (i) the amount of Consolidated EBITDAM attributable to the Property acquired by the Borrower or such Subsidiary in such asset swap, for the period of four consecutive fiscal quarters most recently ended prior to the date of such Disposition, is not less than 90% of the Consolidated EBITDAM for such period of the Property swapped by the Borrower or such Subsidiary,

         (ii) the revenues attributable to the Property acquired by the Borrower or such Subsidiary in such asset swap, for the period of four consecutive fiscal quarters most recently ended prior to the date of such acquisition, have been derived from those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto,

         (iii) no Property acquired by the Borrower or such Subsidiary in such asset swap is subject to aggregate general and professional patient care liabilities (contingent or otherwise) in excess of the aggregate of such liabilities to which the Property swapped in such Disposition is subject,

         (iv) if the Property swapped in such Disposition was Collateral, then the Property acquired by the Borrower or such Subsidiary in such asset swap constitutes Collateral subject to the Lien of the Administrative Agent, for the benefit of the applicable Secured Parties,

         (v) not more than an aggregate of five Properties may be swapped by the Borrower or any of its Subsidiaries in any fiscal year of the Borrower, and

         (vi) the requirements of Section 2.10(b) are complied with in connection with such asset swap;

         (k) the Disposition of other assets having a fair market value not to exceed $50,000,000 in the aggregate during the term of this Agreement, provided that (i) the requirements of Section 2.10(b) are complied with in connection therewith, (ii) in no event may Mortgaged Properties having a fair market value in excess of $35,000,000 in the aggregate be Disposed of during the term of this Agreement pursuant to this paragraph (k) and (iii) in no event may Mortgaged Properties having a fair market value in excess of $25,000,000 in the aggregate be Disposed of during the term of this Agreement pursuant to this paragraph (k) unless, with respect to each such Disposition of Mortgaged Property covered by this clause (iii), the Borrower and its Subsidiaries promptly execute and deliver the applicable Mortgages and related documentation required by Section 6.9(b) in respect of substitute Property satisfying the following requirements:

         (A) the amount of Consolidated EBITDAM attributable to the Property substituted by the Borrower or such Subsidiary, for the period of four consecutive fiscal quarters most recently ended prior to the date of such substitution, is not less than 90% of the Consolidated EBITDAM for such period of the Mortgaged Property Disposed of,

         (B) the revenues attributable to the Property substituted by the Borrower or such Subsidiary, for the period of four consecutive fiscal quarters most recently ended prior to the date of such substitution, have been derived from those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto, and

         (C) no Property substituted by the Borrower or such Subsidiary is subject to aggregate general and professional patient care liabilities (contingent or otherwise) in excess of the aggregate of such liabilities to which the Property Disposed of is subject;

         (l) the Disposition of other assets having a fair market value not to exceed $25,000,000 in the aggregate during the term of this Agreement, provided that (i) all Dispositions permitted by this paragraph (l) shall be made for fair market value and for at least 85% cash consideration and (ii) the Borrower shall apply the Net Cash Proceeds (which, for purposes of this clause
(l) shall be calculated without regard to any exclusion set forth in the definition of "Asset Sale") of each such Disposition, on the date of receipt thereof, to prepay the Loans in the order set forth in Section 2.10(e);

         (m) any Recovery Event, provided that the requirements of Section 2.10(b) are complied with in connection therewith; and

         (n)      the Disposition of the assets specified on Schedule 7.5(n).

         7.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

         (a) any Subsidiary may make Restricted Payments to the Borrower or any other Subsidiary;

         (b) the Borrower may make Restricted Payments in the form of common stock of the Borrower; and

         (c) the Borrower may make Restricted Payments if (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) after giving effect thereto, the aggregate amount of all such Restricted Payments during the term of this Agreement does not exceed $20,000,000, provided that, for purposes of this clause (ii), if the Consolidated Senior Secured Leverage Ratio for the most recent period of four consecutive fiscal quarters for which the relevant financial information is available is less than 2.0 to
1.0 and if, immediately after giving effect thereto, Consolidated Liquidity is at least $30,000,000, the Borrower may make additional Restricted Payments in any fiscal year in an aggregate amount not to exceed, for such fiscal year, the lesser of (A) 25% of Excess Cash Flow for the immediately preceding fiscal year and (B) $5,000,000.

         7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except (a) Capital Expenditures of the Borrower and its Subsidiaries not exceeding (i) $20,000,000 for the Borrower's fiscal quarter ending December 31, 2003 and (ii) $80,000,000 in any fiscal year of the Borrower thereafter; provided that (A) any such amount referred to above, if not so expended in the fiscal period for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year (as to such year, the "CapEx Carryforward Amount") and (B) Capital Expenditures made pursuant to this clause
(a) during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal period pursuant to subclause (A) above and, second, in respect of amounts permitted for such fiscal year as provided above, and (C) in no event may the Capital Expenditures made by the Borrower and its Subsidiaries pursuant to this clause (a) exceed $125,000,000 in any fiscal year of the Borrower and (b) Capital Expenditures made with the proceeds of any Reinvestment Deferred Amount.

         7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

         (a)      extensions of trade credit in the ordinary course of business;

         (b)      investments in Cash Equivalents;

         (c) Investments arising in connection with the incurrence of Indebtedness permitted by Section 7.2(b) and (e);

         (d) loans and advances to employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $7,500,000 at any one time outstanding;

         (e) Investments in assets useful in the Borrower's business made by the Borrower or any of its Subsidiaries with the proceeds of any Reinvestment Deferred Amount;

         (f) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary;

         (g) at any time prior to the closing date of the Additional Letter of Credit Facility, Investments made by the Borrower or any of its Subsidiaries in Beverly Funding by means of the sale of, or the granting of security interests in, Medicaid, Veteran's Administration or other governmental accounts receivable owing to the Borrower or such Subsidiary, in either case to Beverly Funding pursuant to the Receivables Financing Program, provided that the net amount of all uncollected accounts receivable owing to the Borrower or any of its Subsidiaries that have been so sold or in which a security interest has been so granted shall not exceed the lesser of (i) 200% of the aggregate principal or redemption amount of all Permitted Receivables Financing Securities then outstanding and (ii) $140,000,000;

         (h)      Permitted Acquisitions;

         (i) Investments in joint ventures engaged primarily in those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto, in an aggregate amount (valued at cost) at any one time outstanding not to exceed (i) during the period from the Closing Date through December 31, 2004, $30,000,000 and (ii) thereafter, $40,000,000, provided that any such amount may be increased by not more than $10,000,000 in the aggregate to the extent that such increase is in respect of consideration paid solely with Capital Stock of the Borrower;

         (j) promissory notes received as consideration for facilities or all of the common stock of any Subsidiary sold in a Disposition permitted under
Section 7.5(f), 7.5(i), 7.5(k) or 7.5(l), provided that (i) such promissory notes shall be pledged and delivered to the Administrative Agent to the extent required by the Guarantee and Collateral Agreement, (ii) with respect to any promissory notes received as consideration for Dispositions permitted under
Section 7.5(k), the amount of all such notes at any time outstanding shall not exceed $25,000,000 in the aggregate, of which not more than $8,750,000 in the aggregate may have been received in connection with any Dispositions of Collateral permitted by Section 7.5(k) and (iii) with respect to any promissory notes received as consideration for Dispositions permitted under Section 7.5(l), the amount of all such notes at any time outstanding shall not exceed $3,750,000 in the aggregate; and

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                                                                              75

         (k) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $15,000,000 during the term of this Agreement.

         7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Except as expressly permitted by Section 7.2(f) or 7.2(g), as applicable, make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, the Subordinated Notes or the Senior Notes, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of the Subordinated Notes or the Senior Notes, (b) repurchase or redeem any or all of the Subordinated Notes or the Senior Notes upon the occurrence of a Specified Change of Control, (c) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Subordinated Notes or the Senior Notes (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (ii) does not involve the payment of a consent fee), (d) designate any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" for the purposes of the Subordinated Note Indenture or (e) amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders. **********************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
************************************t*******************************************
********************************************************************************
**********. [The asterisked portion of this document has been omitted and is filed separately with the Securities and Exchange Commission.]

         7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary) unless such transaction is (a) otherwise not prohibited under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate.

         7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary (a "Sale and Leaseback Transaction"), except for a single Sale and Leaseback Transaction entered into by the

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                                                                              76

Borrower in respect of its corporate headquarters located at 1000 Beverly Way, Fort Smith, Arkansas.

         7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

         7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) the Subordinated Note Indenture, (c) the Senior Note Indenture and (d) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

         7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents and (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary.

         7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto, or permit Beverly Indemnity, Ltd. to engage in any business other than the operation of an insurance business under the insurance laws of the State of Vermont.

         7.16 Limitation on Amendments to Escrow Agreement. Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the Escrow Agreement, other than amendments which could not reasonably be expected to have a material adverse effect on the Administrative Agent or the Lenders.

         7.17 Limitation on Hedge Agreements. Enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

                          SECTION 8. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

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                                                                              77

         (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

         (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

         (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a), Section 6.11 or Section 7 or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

         (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after any Loan Party shall have obtained actual knowledge of such failure or after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender; or

         (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto, and such default shall continue beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or
(iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $20,000,000; or

         (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

         (g) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

         (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $20,000,000 or more, and all such judgments or decrees shall not have been paid (or reserved for and is being paid in accordance with the terms thereof), vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

         (i) Other than by reason of the express release thereof pursuant to Section 10.15, any of the Security Documents shall cease, for any reason to be in full force and effect, or any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

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                                                                              79

         (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party shall so assert; or

         (k)      Any Change of Control shall occur; or

         (l) The Subordinated Notes shall cease, for any reason, to be validly subordinated to the Obligations, as provided in the Subordinated Note Indenture, or any Loan Party, the trustee in respect of the Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Subordinated Notes shall so assert; or

         (m) The Borrower or any of its Subsidiaries, to the extent, if any, presently participating or required by law to participate, in Medicaid, Medicare or any Federal health care program (as defined in Section 1128B(f) of the Social Security Act, 42 U.S.C. Section 1320a-7b(f)) is excluded from or shall otherwise fail to be eligible for any reason to participate in Medicaid, Medicare or any Federal health care program or to accept assignment or rights to reimbursement under Requirements of Law applicable to Medicaid, Medicare or any Federal health care program, such failure could reasonably be expected to have a Material Adverse Effect, and such failure shall also continue beyond the completion of any appeal process diligently pursued by the Borrower or such Subsidiary in good faith;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall

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                                                                              80

have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                             SECTION 9. THE AGENTS

         9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

         9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         9.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

         9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without

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                                                                              81

limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such
Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

         9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall

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                                                                              82

have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

         9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

         9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative

Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Any Syndication Agent or Documentation Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent or Documentation Agent, as applicable, hereunder, whereupon the duties, rights, obligations and responsibilities of such Syndication Agent or Documentation Agent, as applicable, hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by such Syndication Agent or Documentation Agent, as applicable, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

         9.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.

         9.11 The Arranger; Co-Arrangers; Syndication Agents; Documentation Agents. No Arranger, Co-Arranger, Syndication Agent or Documentation Agent, in its capacity as such, shall have any duties or responsibilities, and none of them shall incur any liability, under this Agreement and the other Loan Documents.

                           SECTION 10. MISCELLANEOUS

         10.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                  (i) forgive or reduce the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

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                                                                              84

                  (ii) amend, modify or waive any provision of this Section, or reduce any percentage specified in the definition of Required Lenders, Supermajority Lenders or Required Prepayment Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the consent of all Lenders;

                  (iii) except as provided in Section 10.15, (A) release Collateral with a book value exceeding 10% of the book value of all of the Collateral in the aggregate in any one year or (B) release any Subsidiary Guarantor (other than an Excluded Subsidiary) from its guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders;

                  (iv) reduce the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

                  (v) amend, modify or waive any provision of Section 9 without the consent of any Agent directly affected thereby;

                  (vi) amend, modify or waive any provision of Section 2.10(a), 2.10(b), 2.10(c) or 2.10(e) without the consent of the Required Prepayment Lenders;

                  (vii) amend, modify or waive any provision of Section 2.10(d) without the consent of all Lenders;

                  (viii) amend, modify or waive any provision of Section 2.16 without the consent of each Lender directly affected thereby;

                  (ix) amend, modify or waive any provision of Section 3 without the consent of the Issuing Lender;

                  (x) amend, modify or waive any provision of (A) Section 7.5(k) to increase the aggregate fair market value of assets that may be Disposed of as permitted thereunder to an aggregate amount in excess of $65,000,000, (B) clause (ii) of Section 7.5(k) to increase the aggregate fair market value of Mortgaged Properties that may be Disposed of as permitted thereunder to an aggregate amount in excess of $50,000,000, (C) clause (iii) of Section 7.5(k) to increase the aggregate fair market value of Mortgaged Properties that may be Disposed of as permitted thereunder without delivering Mortgages on substitute Properties to an aggregate amount in excess of $40,000,000, (D) Section 7.5(l) to increase the aggregate fair market value of other assets that may be Disposed of as permitted thereunder to an aggregate amount in excess of $40,000,000, or (E) clause (i) of Section 7.5(l) to decrease the

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                                                                              85

                           percentage of cash consideration below 85%, in each case without the consent of the Supermajority Lenders;

                  (xi) except as otherwise provided in Section 2.22, increase the aggregate Commitments without the consent of the Supermajority Lenders;

                  (xii) impose restrictions on assignments and participations that are more restrictive than, or additional to, those set forth in Section 10.6 without the consent of all Lenders;

                  (xiii) amend, modify or waive any provision of Section 10.7(a) or 10.7(b) without the consent of all Lenders; or

                  (xiv) amend, modify or waive any provision of Section 6.5 of the Guarantee and Collateral Agreement without the consent of all Lenders.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

         This Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Supermajority Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the "Additional Extensions of Credit") to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders and Majority Facility Lenders; provided, however, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Loans in the application of mandatory prepayments without the consent of the Required Prepayment Lenders.

         In addition to amendments effected pursuant to the foregoing paragraphs of this Section 10.1, this Agreement will be amended to provide for increases in the Revolving Credit Commitments and matters related thereto upon (A) execution and delivery by the Borrower, the Administrative Agent and each Lender increasing its Revolving Credit Commitment of the

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                                                                              86

Optional Increase Amendment and (B) such other documents with respect thereto as are specified in Section 2.22(d).

         10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Administrative Agent, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on
Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

The Borrower:                     Beverly Enterprises, Inc.
                                  1000 Beverly Way
                                  Fort Smith, Arkansas 72919
                                  Attention: Treasurer
                                  Telecopy: (479) 201-5501
                                  Telephone: (479) 201-5517

 with a copy to:                  Beverly Enterprises, Inc.
                                  1000 Beverly Way
                                  Fort Smith, Arkansas 72919
                                  Attention: General Counsel - Corporate
                                  Telecopy: (479) 478-1883
                                  Telephone: (479) 201-4813

The Administrative Agent:         Lehman Commercial Paper Inc.
                                  745 Seventh Avenue
                                  New York, New York 10019
                                  Attention: Francis Chang
                                  Telecopy: (646) 758-3864
                                  Telephone: (212) 526-5390

Issuing Lender:                   As notified by such Issuing Lender to the
                                  Administrative Agent and the Borrower

provided that any notice, request or demand to or upon the any Agent, the Issuing Lender or any Lender shall not be effective until received.

         10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The

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                                                                              87

rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

         10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and the charges of IntraLinks(TM), (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel (including the allocated fees and disbursements and other charges of in-house counsel) to each Lender and of counsel to the Agents,
(c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause
(d), collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee, or relate to Materials of Environmental Concern that are unrelated to the Borrower or any of its Subsidiaries and that are first used, released, disposed, or otherwise emitted by a person other than the Borrower or any of its Subsidiaries on any Property after such Property has been transferred to any Indemnitee or its successors or assigns by

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                                                                              88

foreclosure, deed-in-lieu of foreclosure or similar transfer. No Indemnitee shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee unless such rights arise out of conditions created by the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements for amounts payable by the Borrower pursuant to this Section shall be submitted to the Borrower, at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

         10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

         (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the

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                                                                              89

benefits of Sections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

         (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate, Related Fund or Control Investment Affiliate of a Lender or, with the consent of the Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Issuing Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided (x) that no such consent need be obtained by the Administrative Agent or any of its affiliates and (y) the consent of the Borrower need not be obtained with respect to any assignment of Term Loans), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E (an "Assignment and Acceptance"), executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Administrative Agent or the Issuing Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (A) no such assignment to an Assignee (other than any Lender or any affiliate, Related Fund or Control Investment Affiliate of a Lender) shall be in an aggregate principal amount of less than $1,000,000 (in the case of the Term Loan Facility) or $5,000,000 (in the case of the Revolving Credit Facility), unless (1) otherwise agreed by the Borrower and the Administrative Agent or (2) such assignment represents an assignment of all of a Lender's interests under this Agreement and
(B) if the Assignor shall retain any Loans or Commitments after giving effect to such assignment, such Loans and Commitments shall, unless otherwise agreed by the Borrower and the Administrative Agent, be in an aggregate principal amount of not less than $1,000,000 (in the case of the Term Loan Facility) and $5,000,000 (in the case of the Revolving Credit Facility). Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.17, 2.18 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. For purposes of the minimum assignment amounts set forth in this paragraph, multiple assignments by two or more affiliates, Related Funds or Control Investment Affiliates of a Lender shall be aggregated.

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                                                                              90

         (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans and stated interest owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (treating multiple, simultaneous assignments by or to two or more affiliates, Related Funds or Control Investment Affiliates of a Lender as a single assignment) (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an affiliate, Related Fund or Control Investment Affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note and/or applicable Term Notes, as the case may be, of the assigning Lender) a new Revolving Credit Note and/or applicable Term Notes, as the case may be, to the order of such Assignee in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment and/or Term Loans, as the case may be, upon request, a new Revolving Credit Note and/or Term Notes, as the case may be, to the order of the Assignor in an amount equal to the Revolving Credit Commitment and/or applicable Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

         (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

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                                                                              91

         (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to make any Loan and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary in this Section 10.6(g), any SPC may
(A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender, or with the prior written consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld) to any financial institutions providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans, and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC; provided that non-public information with respect to the Borrower may be disclosed only with the Borrower's consent which will not be unreasonably withheld. This paragraph (g) may not be amended without the written consent of any SPC with Loans outstanding at the time of such proposed amendment.

         10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement or any of the other Loan Documents provides for payments to be allocated to a particular Lender, if any Lender (for purposes of this sentence, a "Benefitted Lender") shall at any time prior to any date on which the Commitments are terminated and the Loans or Reimbursement Obligations become due and payable pursuant to Section 8 (an "Acceleration") receive any payment of all or part of the Obligations owing to it under any Facility, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender under such Facility, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender under such Facility, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders under such Facility; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and

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                                                                              92

benefits returned, to the extent of such recovery, but without interest. If any Lender (for purposes of this sentence, a "Benefitted Lender") shall at any time after an Acceleration receive any payment of all or part of the aggregate amount of the Obligations owing to such Benefitted Lender, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

         (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

         (c) Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall Collateral constituting assets of any Excluded Foreign Subsidiary secure, or shall proceeds of such Collateral be available for, payment of the Obligations of the Borrower or any Domestic Loan Party.

         10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

         (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

         (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

         (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

         10.13    Acknowledgments. The Borrower hereby acknowledges that:

         (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

         (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

         (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among the Borrower and the Lenders.

         10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section or substantially equivalent provisions, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding,
(h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document. Notwithstanding anything herein to the contrary, any party subject to confidentiality obligations hereunder or under any other related document (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, such party's U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated by this Agreement relating to such party and all material of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, no such party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

         10.15 Release of Collateral and Guarantee Obligations. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

         (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any redemption or repayment in full of all outstanding Senior Notes, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge

Agreement) take such actions as shall be required to release, on or after the consummation of such redemption or repayment, the Guarantee Obligations under the Guarantee and Collateral Agreement of any Subsidiary Guarantor that (i) immediately prior to such redemption or repayment, was a guarantor of the Senior Notes, (ii) immediately after giving effect to such redemption or repayment, does not have any Guarantee Obligations in respect of any Indebtedness that redeemed, refinanced, refunded, renewed, extended or otherwise replaced such Senior Notes and (iii) is an Excluded Subsidiary.

         (c) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding (other than any Letter of Credit in respect of which the relevant Issuing Lender has received cash collateral or a back-to-back letter of credit, in each case satisfactory to such Issuing Lender), upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

         10.16 Priority of Mortgages. Each Agent and Lender, by its execution and delivery of this Agreement, a Lender Addendum or an Assignment and Acceptance pursuant to which such Lender becomes a party hereto, acknowledges and agrees that (a) the Obligations in respect of the Term Loan Facility are secured by a first priority Lien on the Group 1 Mortgaged Properties mortgaged pursuant to Sections 5.1 and 6.9, (b) the Obligations in respect of the Revolving Credit Facility are secured by (i) a second priority Lien (second only to the Lien of the Term Loan Mortgages) on the Group 1 Mortgaged Properties mortgaged pursuant to Section 5.1 and (ii) a first priority Lien on the Group 2 Mortgaged Properties mortgaged pursuant to Sections 5.1 and 6.9 and (c) so long as any Term Loan Mortgage is in effect, (i) the Administrative Agent, in its capacity as mortgagee under any Revolving Credit Loan Mortgages with respect to a Group 1 Mortgaged Property, will not (A) exercise or seek to exercise any rights or exercise any remedies with respect to any Collateral that is subject to the security interests granted under any Term Loan Mortgage or (B) institute any action or proceeding with respect to such rights or remedies, including without limitation, any action of foreclosure, and (ii) the Administrative Agent, in its capacity as mortgagee under the Term Loan Mortgages, shall have the exclusive right to enforce rights and exercise remedies with respect to the Collateral that is subject to the Term Loan Mortgages.

         10.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

         10.18 Senior Debt. The Borrower hereby designates the Obligations as "Designated Senior Debt" as such term is defined in, and for purposes of, the Subordinated Note Indenture.

         10.19 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        BEVERLY ENTERPRISES, INC.

                                        By: /s/ Richard D. Skelly, Jr.
                                            --------------------------
                                            Name: Richard D. Skelly, Jr.
                                            Title: Sr. VP & Treasurer

                                        LEHMAN BROTHERS INC.,
                                        as Sole Lead Arranger

                                        By: /s/ Francis Chang
                                            -----------------
                                            Name: Francis Chang
                                            Title: Vice President

                                        LEHMAN COMMERCIAL PAPER INC.,
                                        as Administrative Agent

                                        By: /s/ Francis Chang
                                            -----------------
                                            Name: Francis Chang
                                            Title: Vice President

                                        BANK OF MONTREAL,
                                        as a Syndication Agent and a Co-Arranger

                                        By: /s/ Edward L. McGuire
                                            ---------------------
                                            Name: Edward L. McGuire
                                            Title: Vice President

                                        GENERAL ELECTRIC CAPITAL CORPORATION,
                                        as a Syndication Agent and a Co-Arranger

                                        By: /s/ George S. Attmore, III
                                            --------------------------
                                            Name: George S. Attmore, III
                                            Title: Duly Authorized Signatory

                                        MERRILL LYNCH CAPITAL,
                                        as a Documentation Agent

                                        By: /s/ Clare Bailhe
                                            ----------------
                                            Name: Clare Bailhe
                                            Title:

                                        WELLS FARGO FOOTHILL, INC.,
                                        as a Documentation Agent

                                        By: /s/ M. Edward Stearns
                                            ---------------------
                                            Name: M. Edward Stearns
                                            Title: Sr. V.P.

                                                                         Annex A

                     PRICING GRID FOR REVOLVING CREDIT LOANS
                                 AND TERM LOANS

                                                                    SCHEDULE 1.1

                               MORTGAGED PROPERTY

Group 1 Mortgaged Properties

[Properties to be mortgaged under Term Loan Mortgages and Revolving Credit Loan Mortgages]

Group 2 Mortgaged Properties

[Properties to be mortgaged under Revolving Credit Loan Mortgages]

Post-Closing Mortgaged Properties

         A.       Post-Closing Mortgaged Properties that are Group 1 Properties

         B.       Post-Closing Mortgaged Properties that are Group 2 Properties

                                                                    SCHEDULE 4.1

                          COMPLETED ASSET DISPOSITIONS

                                                                    SCHEDULE 4.4

                  CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES

                                                                   SCHEDULE 4.15

                                  SUBSIDIARIES

                                                                SCHEDULE 4.19(a)

                            UCC FILING JURISDICTIONS

         [Borrower to list name of each Loan Party which is a party to any Security Document and each filing office in which a UCC financing statement must be filed in respect of such Loan Party and its collateral]

                                                                SCHEDULE 4.19(b)

                          MORTGAGE FILING JURISDICTIONS

                                                                 SCHEDULE 5.1(p)

                           LOCAL COUNSEL JURISDICTIONS

                                                                 SCHEDULE 7.2(d)

                              EXISTING INDEBTEDNESS

                                                                 SCHEDULE 7.5(f)

                                 PHASE I ASSETS

                                                                 SCHEDULE 7.5(n)

                        NON-OPERATING ASSET DISPOSITIONS